PROSPECTUS SUPPLEMENT

MARCH 26, 1997
(TO PROSPECTUS DATED NOVEMBER 12, 1996)

                                  $300,000,000

                          CONSECO FINANCING TRUST III
                           8.796% CAPITAL SECURITIES

                    (LIQUIDATION AMOUNT $1,000 PER SECURITY)
         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                                  CONSECO LOGO

     The 8.796% Capital Securities (the "Capital Securities" or the "Preferred Securities") offered hereby represent preferred undivided beneficial interests in the assets of Conseco Financing Trust III, a statutory business trust formed under the laws of the State of Delaware (the "Trust"). Conseco, Inc., an Indiana corporation ("Conseco" or the "Company"), will directly or indirectly own all the common securities (the "Common Securities" and, together with the Capital Securities, the "Trust Securities") representing common undivided beneficial interests in the assets of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in an equivalent amount of 8.796% Subordinated Deferrable Interest Debentures due April 1, 2027 (the "Subordinated Debentures") to be issued by the Company. Upon a Declaration Event of Default (as defined herein), the holders of the Capital Securities will have a preference over the holders of the Common Securities with respect to payments in respect of distributions and payments upon redemption, liquidation or otherwise. See "Description of the Capital Securities -- Subordination of Common Securities."
                                                        (Continued on next page)

     SEE "RISK FACTORS" BEGINNING ON PAGE S-4 FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE CAPITAL SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS OF DISTRIBUTIONS ON THE CAPITAL SECURITIES MAY BE DEFERRED AND THE RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF SUCH DEFERRAL.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT
       RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

============================================================================================================
                                            PRICE TO                                      PROCEEDS TO
                                           PUBLIC(1)             COMMISSION(2)            TRUST(3)(4)
------------------------------------------------------------------------------------------------------------
Per Security......................         $1,000.00                  (3)                  $1,000.00
Total.............................        $300,000,000                (3)                 $300,000,000
============================================================================================================

(1) Plus accumulated distributions, if any, from April 1, 1997.
(2) The Trust and the Company have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(3) As the proceeds of the sale of the Capital Securities will be invested in the Subordinated Debentures, the Company has agreed to pay to the Underwriters as compensation, $10.00 per Capital Security (or $3,000,000 in the aggregate). See "Underwriting."
(4) Expenses of the offering, which are payable by the Company, are estimated to be $300,000.

     The Capital Securities offered hereby are offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by them, subject to approval of certain legal matters by counsel to the Underwriters and certain other conditions. The Underwriters reserve the right to reject orders in whole or in part. It is expected that delivery of the Capital Securities will be made in book-entry form through the facilities of The Depository Trust Company, in New York, New York on or about April 1, 1997 against payment therefor in immediately available funds.

DONALDSON, LUFKIN & JENRETTE                                SALOMON BROTHERS INC
          SECURITIES CORPORATION

(continued from previous page)

     Holders of the Capital Securities are entitled to receive cumulative cash distributions at an annual rate of 8.796% of the liquidation amount of $1,000 per Capital Security, accumulating from the date of original issuance and payable semi-annually in arrears on April 1 and October 1 of each year, commencing October 1, 1997 ("distributions"). The distribution rate and the distribution and other payment dates for the Capital Securities will correspond to the interest rate and interest and other payment dates on the Subordinated Debentures, which will be the sole assets of the Trust. As a result, if principal or interest is not paid on the Subordinated Debentures, no amounts will be paid on the Capital Securities. The payment of distributions out of moneys held by the Trust and payments on liquidation of the Trust or the redemption of Capital Securities, as set forth below, are guaranteed by the Company (the "Trust Guarantee") if and to the extent the Trust has funds available therefor.

     The Company's obligations under the Trust Guarantee, taken together with its back-up undertakings, consisting of obligations of the Company as set forth in the Declaration of Trust of the Trust (including the obligation to pay expenses of the Trust), the Indenture (as defined in "Description of the Subordinated Debentures" herein) and any applicable supplemental indentures thereto, and the Subordinated Debentures issued to the Trust, provide a full and unconditional guarantee by the Company of payments due on the Capital Securities. See "Effect of Obligations Under the Subordinated Debentures and the Trust Guarantee" herein and "Description of Trust Guarantees" in the accompanying prospectus (the "Prospectus"). If the Company does not make principal or interest payments on the Subordinated Debentures, including as a result of the Company's election to extend the interest payment period on the Subordinated Debentures as described below, the Trust will not have sufficient funds to make distributions on the Capital Securities, in which event, the Trust Guarantee will not apply to such distributions until the Company has made such principal or interest payments. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Company to enforce its rights in respect of such payment. See "Description of the Subordinated Debentures -- Indenture Events of Default."

     The obligations of the Company under the Trust Guarantee and the Subordinated Debentures are unsecured and will be subordinate and junior in right of payment, to the extent set forth herein, to all existing and future Senior Indebtedness (as defined herein) of the Company. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation, reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent the Company itself may be recognized as a creditor of that subsidiary. Accordingly, the Trust Guarantee and the Subordinated Debentures will be effectively subordinated to all existing and future liabilities and obligations of the Company's subsidiaries, including obligations to policyholders, and the holders of the Subordinated Debentures should look only to the assets of the Company for payments thereon. At December 31, 1996, the aggregate amount of Senior Indebtedness and liabilities and obligations of the Company's subsidiaries that would have effectively ranked senior to the Trust Guarantee and the Subordinated Debentures was approximately $22 billion. As of December 31, 1996, after giving effect to the offering of the Capital Securities offered hereby and the application of the proceeds thereof (the "Offering"), the merger (the "CAF Merger") of a subsidiary of the Company with and into Capitol American Financial Corporation ("CAF"), which was completed on March 4, 1997, and the planned merger (the "PFS Merger") of a subsidiary of the Company with and into Pioneer Financial Services, Inc. ("PFS"), the aggregate amount of Senior Indebtedness and liabilities and obligations of the Company's subsidiaries that would have effectively ranked senior to the Trust Guarantee and the Subordinated Debentures would have been approximately $25 billion.

     The Company has the right, subject to the conditions set forth herein, to defer payments of interest on the Subordinated Debentures by extending the interest payment period on the Subordinated Debentures at any time for up to 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period") provided that no Extension Period may extend beyond the maturity date of the Subordinated Debentures. Upon termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period, subject to the requirements set forth herein. If and for so long as interest payments on the Subordinated Debentures are so deferred, distributions on Trust Securities will also be deferred and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Company's capital stock or make any payment with respect to debt securities of the Company that rank pari passu with or junior to the Subordinated Debentures. During such Extension Period, distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at an annual rate of 8.796% per annum compounded semi-annually, and, during any Extension Period, holders of Capital Securities will be required to include deferred interest income in their gross income for United States federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. There could be multiple Extension Periods of varying lengths throughout the term of the Subordinated Debentures. See "Risk Factors -- Option to Extend Interest Payment Period," "Risk Factors -- Tax Consequences of Extension of Interest Payment Period," "Description of the Subordinated Debentures -- Option to Extend Interest Payment Period," and "United States Federal Income Taxation -- Original Issue Discount."

     The Subordinated Debentures may be redeemed by the Company, subject to the receipt of any consent required by the terms of any indebtedness of the Company which may be outstanding from time to time, (i) at any time and from time to time at the Optional Debenture Redemption Price (as defined herein) or (ii) under certain circumstances, within 90 days following the occurrence of a Tax Event (as defined herein), at par, plus accrued and unpaid interest thereon to the date fixed for redemption. The outstanding Capital Securities will be redeemed upon maturity of the Subordinated Debentures. If the Company redeems Subordinated Debentures, the Trust must redeem Trust Securities on a pro rata basis having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debentures so redeemed at a redemption price per Capital Security equal to the amount payable upon redemption of the Subordinated Debentures (the "Redemption Price"). See "Description of the Capital Securities -- Mandatory Redemption." In addition, at any time, subject to the receipt of any consent required by the terms of any indebtedness of the Company which may be outstanding from time to time, the Company will have the right to terminate the Trust and, after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, cause the Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust.

     In the event of the involuntary or voluntary liquidation, dissolution, winding up or termination of the Trust, the holders of the Capital Securities will be entitled, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to receive for each Capital Security a liquidation amount of $1,000 plus any additional amount payable upon redemption of the Subordinated Debentures and accrued and unpaid distributions thereon to the date of payment, unless, in connection with such dissolution, Subordinated Debentures are distributed to the holders of the Capital Securities. See "Description of the Capital Securities -- Liquidation Distribution Upon Dissolution."
                            ------------------------

     FOR NORTH CAROLINA RESIDENTS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA (THE "NORTH CAROLINA INSURANCE COMMISSIONER") NOR HAS THE NORTH CAROLINA INSURANCE COMMISSIONER RULED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE CAPITAL SECURITIES. SPECIFICALLY, THE UNDERWRITERS MAY OVERALLOT IN CONNECTION WITH THE OFFERING AND MAY BID FOR AND PURCHASE CAPITAL SECURITIES IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

     The following information concerning the Company, the Trust, the Capital Securities, the Trust Guarantee and the Subordinated Debentures supplements, and should be read in conjunction with, the information contained in the accompanying Prospectus. Capitalized terms used in this Prospectus Supplement have the same meaning as in the accompanying Prospectus.

                                  RISK FACTORS

     Prospective purchasers of Capital Securities should carefully review the information contained in other sections of this Prospectus Supplement and in the accompanying Prospectus and should in particular consider the following matters.

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE TRUST GUARANTEE AND SUBORDINATED DEBENTURES

     The Company's obligations under the Trust Guarantee are unsecured and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company except those made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company, and with any guarantee now or hereafter issued by the Company in respect of any preferred stock or preference stock of any affiliate of the Company, and (iii) senior to the common stock of the Company, no par value (the "Company Common Stock"). The obligations of the Company under the Subordinated Debentures are unsecured and will rank subordinate and junior in right of payment, to the extent set forth herein, to all present and future Senior Indebtedness of the Company. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation, reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent the Company itself may be recognized as a creditor of that subsidiary. In addition, the principal sources of the Company's income are dividends, interest and fees from its insurance and non-insurance affiliates. Payment of dividends to the Company by subsidiary insurance companies is subject to ongoing review by insurance regulatory authorities. Accordingly, the Trust Guarantee and the Subordinated Debentures will be effectively subordinated to all existing and future liabilities and obligations of the Company's subsidiaries, including obligations to policyholders. At December 31, 1996, the aggregate amount of Senior Indebtedness and liabilities and obligations of the Company's subsidiaries that would have effectively ranked senior to the Trust Guarantee and the Subordinated Debentures was approximately $22 billion. As of December 31, 1996, after giving effect to the Offering, the CAF Merger and the PFS Merger the aggregate amount of Senior Indebtedness and liabilities and obligations of the Company's subsidiaries that would have effectively ranked senior to the Trust Guarantee and the Subordinated Debentures would have been approximately $25 billion. There are no terms in the Capital Securities, the Subordinated Debentures or the Trust Guarantee that limit the ability of the Company or any of its subsidiaries to incur additional indebtedness, liabilities or obligations, including indebtedness, liabilities or obligations that rank senior to the Subordinated Debentures and the Trust Guarantee. See "Description of Trust Guarantees -- Status of the Trust Guarantees" in the accompanying Prospectus, and "Description of the Subordinated Debentures -- Subordination" herein.

RIGHTS UNDER THE TRUST GUARANTEE

     The Trust Guarantee will be qualified as an indenture under the Trust Indenture Act. The Property Trustee (as defined herein) will act as indenture trustee under the Trust Guarantee for the purposes of compliance with the provisions of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Capital Securities Guarantee Trustee (as defined herein) will hold the Trust Guarantee on behalf of the Trust for the benefit of the holders of the Capital Securities.

     The Trust Guarantee guarantees to the holders of the Capital Securities the payment of (i) any accrued and unpaid distributions that are required to be paid on the Capital Securities, to the extent the Trust has funds available therefor,
(ii) the Redemption Price, including all accrued and unpaid distributions with respect to Capital Securities called for redemption by the Trust, to the extent the Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Subordinated Debentures to the holders of Capital Securities or a redemption of all the Capital Securities), the lesser of
(a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Capital Securities to the date of the payment to the extent the Trust has funds available therefor, or (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities in liquidation of the Trust. The holders of a majority in liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Capital Securities Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Capital Securities Guarantee Trustee under the Trust Guarantee. If the Capital Securities Guarantee Trustee fails to enforce the Trust Guarantee, any record holder of Capital Securities may institute a legal proceeding directly against the Company to enforce the Capital Securities Guarantee Trustee's rights under the Trust Guarantee without first instituting a legal proceeding against the Trust, the Capital Securities Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a payment under the Trust Guarantee, a record holder of Capital Securities may directly institute a proceeding against the Company for enforcement of the Trust Guarantee with respect to payment to the record holder of the Capital Securities of the principal of or interest on the Subordinated Debentures held by the Trust on or after the respective due dates specified in the Subordinated Debentures, and the amount of the payment will be based on the holder's pro rata share of the amount due and owing on all of the Capital Securities. The Company has waived any right or remedy to require that any such action be brought first against the Trust or any other person or entity before proceeding directly against the Company. The record holder in the case of the issuance of one or more global Capital Securities certificates will be The Depository Trust Company acting at the direction of the beneficial owners of the Capital Securities. If the Company were to default on its obligation to pay amounts payable on the Subordinated Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Trust Guarantee for payment of such amounts. Instead, holders of the Capital Securities would rely on the enforcement (i) by the Property Trustee of its rights as registered holder of the Subordinated Debentures against the Company pursuant to the terms of the Subordinated Debentures or (ii) by such holder of the holder's rights against the Company to enforce payments on the Subordinated Debentures. See "Description of the Subordinated Debentures -- Indenture Events of Default" and "Effect of Obligations Under the Subordinated Debentures and the Trust Guarantee" in this Prospectus Supplement and "Description of Trust Guarantees" in the accompanying Prospectus. The Declaration (as defined herein) provides that each holder of Capital Securities, by acceptance thereof, agrees to the provisions of the Trust Guarantee and the Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF THE CAPITAL SECURITIES

     If a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Capital Securities would rely on the enforcement by the Property Trustee of its rights as a holder of the Subordinated Debentures against the Company. In addition, the holders of a majority in liquidation amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Subordinated Debentures. If the Property Trustee fails to enforce its rights with respect to the Subordinated Debentures held by the Trust, any record holder of Capital Securities may institute legal proceedings directly against the Company to enforce the Property Trustee's rights under such Subordinated Debentures without first instituting any legal proceedings against such Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Subordinated Debentures issued to the Trust on the date such interest or principal is otherwise payable, then a record holder of Capital Securities may institute a proceeding (a "Direct Action") directly against the Company for enforcement of payment to the record holder of the Capital Securities of the principal of or interest on the Subordinated Debentures on or after the respective due dates specified in the Subordinated Debentures, and the amount of the payment will be based on the holder's pro rata share of the amount due and owing on all of the Capital Securities. The record holder in the case of the issuance of one or more global Capital Securities certificates will be The Depository Trust Company acting at the direction of the beneficial owners of the Capital Securities. The holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debentures unless the Property Trustee fails to do so. The Company's election to exercise its right to extend the interest payment period on the Subordinated

Debentures shall not constitute a Declaration Event of Default. See "Description of the Capital Securities -- Declaration Events of Default" and "Description of the Subordinated Debentures -- Indenture Events of Default."

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     The Company has the right under the Indenture to defer payments of interest on the Subordinated Debentures by extending the interest payment period at any time, and from time to time, on the Subordinated Debentures. See "Description of the Subordinated Debentures -- Option to Extend Interest Payment Period." As a consequence of an extension of the interest payment period, semi-annual distributions on the Capital Securities would be deferred (but despite such deferral, to the extent permitted by law, would continue to accrue with interest thereon compounded semi-annually) by the Trust during any such Extension Period. Such right to extend the interest payment period for the Subordinated Debentures is limited at any time to a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period. In the event that the Company exercises this right to defer interest payments, then, prior to the payment of all accrued interest on outstanding Subordinated Debentures, (a) the Company shall not declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Subordinated Debentures and (c) the Company shall not make guarantee payments with respect to the foregoing (other than pursuant to the Trust Guarantee); provided, however, that the restriction in clause (a) above does not apply to
(i) any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid or (ii) purchases or acquisitions of shares of Company Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 10 consecutive semi-annual periods or extend beyond the maturity date of the Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. Consequently, there could be multiple Extension Periods of varying lengths prior to the maturity date of the Subordinated Debentures. See "Description of the Capital Securities -- Distributions" and "Description of the Subordinated Debentures -- Option to Extend Interest Payment Period."

TAX CONSEQUENCES OF EXTENSION OF INTEREST PAYMENT PERIOD

     Should the Company exercise its right to defer payments of interest by extending the interest payment period, each holder of Capital Securities will accrue income (as original issue discount ("OID")) in respect of the deferred interest allocable to its Capital Securities for United States federal income tax purposes. Such income will be allocated but not distributed to holders of the Capital Securities. As a result, each such holder of the Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Trust related to such income if such holder disposes of its Capital Securities prior to the record date for the date on which distributions of such amounts are made. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures. However, should the Company determine to exercise such right in the future, the market price of the Capital Securities is likely to be adversely affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Capital Securities (which represent an undivided beneficial interest in the Subordinated Debentures) may be more volatile than other securities on which OID accrues that do not have such rights. See "United States Federal Income Taxation -- Original Issue Discount."

TAX EVENT REDEMPTION OR DISTRIBUTION

     If, at any time, a Tax Event (as defined herein) shall occur and be continuing, the Trust shall, except in the limited circumstances described below and subject to the receipt of any consent required by the terms of any indebtedness of the Company which might be outstanding from time to time, be dissolved with the result that the Subordinated Debentures will be distributed to the holders of the Trust Securities in connection with the liquidation of the Trust. Furthermore, under certain circumstances, the Company shall have the right, subject to the receipt of any consent required by the terms of any indebtedness of the Company which may be outstanding from time to time, to redeem the Subordinated Debentures at par plus accrued and unpaid interest thereon to the date fixed for redemption, in whole but not in part, in lieu of a distribution of the Subordinated Debentures by the Trust in which event the Trust will redeem the Trust Securities on a pro rata basis to the same extent as the Subordinated Debentures are redeemed by the Company. See "Description of the Capital Securities -- Tax Event Redemption or Distribution."

     Under current United States federal income tax law, a distribution of Subordinated Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Capital Securities. Upon occurrence of a Tax Event, however, a dissolution of the Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation -- Receipt of Subordinated Debentures or Cash Upon Liquidation of the Trust."

     There can be no assurance as to the market prices for the Capital Securities or the Subordinated Debentures that may be distributed in exchange for Capital Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Subordinated Debentures that a holder of Capital Securities may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Subordinated Debentures upon the occurrence of a Tax Event, prospective purchasers of Capital Securities are also making an investment decision with regard to the Subordinated Debentures and should carefully review all the information regarding the Subordinated Debentures contained herein and in the accompanying Prospectus. See "Description of the Capital Securities -- Tax Event Redemption or Distribution" and "Description of the Subordinated Debentures -- General."

DISTRIBUTION OF THE SUBORDINATED DEBENTURES

     At any time, subject to the receipt of any consent required by the terms of any indebtedness of the Company which may be outstanding from time to time, the Company will have the right to terminate the Trust and, after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, cause the Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Under current United States federal income tax law and interpretations and assuming, as expected, the Trust is treated as a grantor trust, a distribution of the Subordinated Debentures should not be a taxable event to holders of the Capital Securities. Should there be a change in such law, or a change in the legal interpretation thereof, or other circumstances, however, the distribution of the Subordinated Debentures could be a taxable event to the holders of the Capital Securities. In addition, a dissolution of the Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation -- Receipt of Subordinated Debentures or Cash Upon Liquidation of the Trust."

     There can be no assurance as to the market prices for the Capital Securities or the Subordinated Debentures that may be distributed in exchange for Capital Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Subordinated Debentures that a holder of Capital Securities may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Subordinated Debentures upon any election by the Company to liquidate the Trust and cause the Subordinated Debentures to be distributed to the holders of the Capital Securities, prospective purchasers of Capital Securities are also making an investment decision with regard to the Subordinated Debentures and should review carefully all the information regarding the Subordinated Debentures and the Company contained herein and in the accompanying Prospectus. See "Description of the Capital Securities -- Distribution of the Subordinated Debentures" and "Description of the Subordinated Debentures" and "The Company."

PROPOSED TAX LAW CHANGES

     On February 6, 1997, President Clinton proposed certain tax law changes (the "Proposed Legislation") that would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the Subordinated Debentures, issued on or after the date of first committee action if such debt obligations have a maximum term in excess of fifteen years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. The Proposed Legislation is similar to legislation proposed by President Clinton in 1996. As currently drafted, the Proposed Legislation would affect the Subordinated Debentures unless the Subordinated Debentures were issued prior to the first date of any committee action. In addition, the Proposed Legislation could be enacted with retroactive effect. If the Proposed Legislation is enacted so as to apply to the Subordinated Debentures, the Company would not be entitled to an interest deduction with respect to the Subordinated Debentures, which would cause a Tax Event. There can be no assurance that current or future legislative proposals or final legislation will not give rise to a Tax Event, which would permit the Company to cause a redemption of the Subordinated Debentures, as described more fully under "Description of the Subordinated Debentures -- Optional Redemption." See "Description of the Capital Securities -- Tax Event Redemption or Distribution" and "United States Federal Income Taxation."

REDEMPTION CONSIDERATIONS

     In addition to redemption of the Subordinated Debentures in certain circumstances upon the occurrence and continuation of a Tax Event as discussed in "-- Tax Event Redemption or Distribution," at the option of the Company, subject to the receipt of any consent required by the terms of any indebtedness of the Company which may be outstanding from time to time, the Subordinated Debentures may be redeemed, at any time in whole or in part, at the Optional Debenture Redemption Price. See "Description of the Subordinated Debentures -- Optional Redemption." If Subordinated Debentures are redeemed, the Trust must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of Subordinated Debentures so redeemed. See "Description of the Capital Securities -- Mandatory Redemption."

LIMITED VOTING RIGHTS

     Holders of the Capital Securities will have only limited voting rights primarily in connection with directing the activities of the Property Trustee as the holder of the Subordinated Debentures. Such holders will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Conseco Trustees (as defined herein), which voting rights are vested exclusively in the holder of the Common Securities. See "Description of the Capital Securities -- Voting Rights."

ABSENCE OF PRIOR PUBLIC MARKET

     Prior to this offering, there has been no public market for the Capital Securities. There can be no assurance that an active public market will develop for the Capital Securities or that, if such market develops, the market price will equal or exceed the public offering price set forth on the cover page of this Prospectus Supplement. The public offering price for the Capital Securities has been determined through negotiations among the Company, the Trust and the Underwriters. Trading prices for the Capital Securities will be determined in the marketplace and may be influenced by many factors, including the liquidity of the market for the Capital Securities, investor perceptions of the Company and general industry and economic conditions.

TRADING PRICE

     The Capital Securities are expected to trade at a price per Capital Security plus accrued and unpaid distributions, if any. Because the Capital Securities pay distributions at a fixed rate based upon the fixed interest rate payable on the Subordinated Debentures, the trading price of the Capital Securities may decline if interest rates rise.

                          CONSECO FINANCING TRUST III

GENERAL

     The Trust is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, executed by the Company, as sponsor (the "Sponsor"), and the trustees of the Trust (the "Conseco Trustees"), and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on October 28, 1996. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to a Current Report on Form 8-K filed by the Company and incorporated by reference into the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. The Declaration will be qualified as an indenture under the Trust Indenture Act. Upon issuance of the Capital Securities, the purchasers thereof will own all of the Capital Securities. See "Description of the Capital Securities -- Book-Entry Only Issuance -- The Depository Trust Company." The Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of the Trust and will own all of the issued and outstanding Common Securities. The Trust exists for the exclusive purposes of
(i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Subordinated Debentures and (iii) engaging in only those other activities necessary, appropriate, convenient or incidental thereto. The Trust has a term of approximately 35 years, but may be terminated earlier as provided in the Declaration.

     Pursuant to the Declaration, the number of Conseco Trustees will initially be five. Three of the Conseco Trustees (the "Regular Trustees") will be persons who are employees or officers of or who are affiliated with the Company. The fourth trustee will be a financial institution unaffiliated with the Company that will serve as property trustee under the Declaration and as indenture trustee for the purposes of the Trust Indenture Act (the "Property Trustee"). The fifth trustee will be a natural person who is a resident of the State of Delaware or a legal entity which maintains its principal place of business in the State of Delaware and meets the requirements of applicable law (the "Delaware Trustee"). Fleet National Bank will act as the Property Trustee and First Union Bank of Delaware will act as the Delaware Trustee, in each case until removed or replaced by the holder of the Common Securities. For purposes of compliance with the provisions of the Trust Indenture Act, Fleet National Bank will also act as indenture trustee under the Trust Guarantee (the "Capital Securities Guarantee Trustee"). See "Description of Trust Guarantees" in the accompanying Prospectus.

     The Property Trustee will hold title to the Subordinated Debentures for the benefit of the Trust and the holders of the Trust Securities and, so long as the Subordinated Debentures are held by the Trust, the Property Trustee will have the power to exercise all rights, powers, and privileges of a holder of Subordinated Debentures under the Indenture. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Subordinated Debentures for the benefit of the holders of the Trust Securities. The Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Capital Securities Guarantee Trustee will hold the Trust Guarantee for the benefit of the holders of the Capital Securities. The Company, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any Conseco Trustee (subject to the limitations set forth in the Declaration) and to increase or decrease the number of Conseco Trustees. The Company will pay all fees, expenses, debts and obligations (other than with respect to the Trust Securities) related to the Trust and the offering of the Trust Securities. See "Description of the Capital Securities."

     The rights of the holders of the Capital Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act, as amended (the "Trust Act"), the Indenture and the Trust Indenture Act. See "Description of the Capital Securities."

ACCOUNTING TREATMENT

     The financial statements of the Trust will be reflected in the Company's consolidated financial statements, with the Capital Securities shown as "Company-obligated mandatorily redeemable preferred securities of subsidiary trusts" under minority interest in consolidated subsidiaries. In a footnote to the Company's audited financial statements there will be included a statement that the Trust is wholly-owned by the Company and that the sole asset of the Trust is the Subordinated Debentures (indicating the principal amount, interest rate and maturity date thereof). See "Capitalization."

                                 CAPITALIZATION

     The following table sets forth the December 31, 1996 capitalization of the Company as reported, pro forma for completed transactions, pro forma for the Offering and pro forma for the Offering and the planned PFS Merger. See "Use of Proceeds." The capitalization of the Company at December 31, 1996 in the column headed "Pro Forma for completed transactions" reflects the application of certain pro forma adjustments resulting from the CAF Merger, which was consummated on March 4, 1997, as if the CAF Merger had occurred on December 31, 1996. The capitalization of the Company at December 31, 1996 in the column headed "Pro forma for the Offering" reflects further adjustments as if the Offering had occurred on December 31, 1996. The capitalization of the Company at December 31, 1996 in the column headed "Pro forma for the Offering and the planned PFS Merger" reflects further adjustments as if the PFS Merger had occurred on December 31, 1996. This table should be read in conjunction with the Company's consolidated financial statements and the notes thereto incorporated by reference herein. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus.

                                                                               DECEMBER 31, 1996
                                                              ---------------------------------------------------
                                                                                                      PRO FORMA
                                                                                                       FOR THE
                                                                           PRO FORMA     PRO FORMA   OFFERING AND
                                                                 AS      FOR COMPLETED    FOR THE    THE PLANNED
                                                              REPORTED   TRANSACTIONS    OFFERING     PFS MERGER
                                                              --------   -------------   ---------   ------------
                                                                             (DOLLARS IN MILLIONS)
LONG-TERM DEBT:
Borrowings under revolving credit agreements................  $  465.0     $1,066.5      $  769.8       $  812.6
Senior notes due 2003.......................................     170.0        170.0         170.0          170.0
Senior notes due 2004.......................................     200.0        200.0         200.0          200.0
Subordinated notes due 2004.................................      98.1         98.1          98.1           98.1
Convertible subordinated debentures due 2005................     102.8        102.8         102.8          102.8
Convertible subordinated notes due 2003.....................        --           --            --           86.2
Other.......................................................      45.2         45.2          45.2           45.2
                                                              --------     --------      --------       --------
  Total principal amount....................................   1,081.1      1,682.6       1,385.9        1,514.9
Unamortized net premium.....................................      13.8         13.8          13.8           13.8
                                                              --------     --------      --------       --------
  Total long-term debt......................................   1,094.9      1,696.4       1,399.7        1,528.7
                                                              --------     --------      --------       --------
Minority interest in consolidated subsidiaries:
  Company-obligated mandatorily redeemable preferred
    securities of subsidiary trusts(1)......................     600.0        600.0         900.0          900.0
  Preferred stock...........................................      97.0         97.0          97.0           97.0
  Common stock..............................................        .7           .7            .7             .7
                                                              --------     --------      --------       --------
SHAREHOLDERS' EQUITY:
7% PRIDES, convertible preferred stock, no par value;
  4,370,000 shares authorized; 4,369,600 shares
  outstanding...............................................     267.1        267.1         267.1          267.1
Common stock and additional paid-in capital, no par value,
  500,000,000 shares authorized, shares outstanding:
  167,128,228 as reported; 170,028,228 pro forma for
  completed transactions and for the Offering; 178,728,228
  pro forma for the Offering and the planned PFS Merger.....   2,029.6      2,145.3       2,142.0        2,494.4
Unrealized appreciation of securities, net of deferred
  income taxes..............................................      38.9         38.9          38.9           38.9
Retained earnings...........................................     749.7        749.7         749.7          749.7
                                                              --------     --------      --------       --------
  Total shareholders' equity................................   3,085.3      3,201.0       3,197.7        3,550.1
                                                              --------     --------      --------       --------
    Total capitalization....................................  $4,877.9     $5,595.1      $5,595.1       $6,076.5
                                                              ========     ========      ========       ========

---------------
(1) Subsequent to the completion of the Offering, the assets of the Trust will consist solely of approximately $309.3 million in aggregate principal amount of the Subordinated Debentures with an interest rate of 8.796% and a maturity date of April 1, 2027. The assets of Conseco Financing Trust I consist solely of $283.6 million aggregate principal amount of subordinated deferrable interest debentures of the Company with an interest rate of 9.16% and a maturity date of November 30, 2026 and the assets of Conseco Financing Trust II consist solely of $335.1 million aggregate principal amount of subordinated deferrable interest debentures of the Company with an interest rate of 8.70% and a maturity date of November 15, 2026, which assets, in each case, will not be available to meet the obligations of the Trust.

             RATIOS OF EARNINGS TO FIXED CHARGES, EARNINGS TO FIXED
                     CHARGES AND PREFERRED STOCK DIVIDENDS
            AND EARNINGS TO FIXED CHARGES, PREFERRED STOCK DIVIDENDS
               AND DISTRIBUTIONS ON COMPANY-OBLIGATED MANDATORILY
              REDEEMABLE PREFERRED SECURITIES OF SUBSIDIARY TRUSTS

     The following table sets forth the Company's ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for each of the five years ended December 31, 1996:

                                                             YEAR ENDED DECEMBER 31,
                                                      -------------------------------------
                                                      1992    1993    1994    1995    1996
                                                      -----   -----   -----   -----   -----
Ratio of earnings to fixed charges:
  As reported.......................................  1.54X   2.19X   2.26X   1.57X   1.61X
  Excluding interest on annuities and financial
     products(1)(2).................................  6.24X   8.85X   4.55X   3.80X   4.55X
Ratio of earnings to fixed charges and preferred
  dividends:
  As reported.......................................  1.50X   2.04X   1.95X   1.50X   1.50X
  Excluding interest on annuities and financial
     products(1)(2).................................  5.09X   6.00X   3.14X   3.06X   3.14X
Ratio of earnings to fixed charges, preferred
 dividends and distributions on Company-obligated
 mandatorily redeemable preferred securities of
 subsidiary trusts:
  As reported.......................................  1.50X   2.04X   1.95X   1.50X   1.49X
  Excluding interest on annuities and financial
     products(1)(2).................................  5.09X   6.00X   3.14X   3.06X   3.06X

---------------

(1) These ratios are included to assist the reader in analyzing the impact of interest on annuities and financial products (which is not generally required to be paid in cash in the period it is recognized). Such ratios are not intended to, and do not, represent the following ratios prepared in accordance with generally accepted accounting principles ("GAAP"): the ratio of earnings to fixed charges; the ratio of earnings to fixed charges and preferred dividends; or the ratio of earnings to fixed charges, preferred dividends and distributions on Company-obligated mandatorily redeemable preferred securities of subsidiary trusts.

(2) Excludes interest credited to annuity and financial products of $506.8 million, $408.5 million, $134.7 million, $585.4 million and $668.6 million for the years ended December 31, 1992, 1993, 1994, 1995 and 1996, respectively.

                                USE OF PROCEEDS

     The proceeds from the sale of the Capital Securities will be invested by the Trust in Subordinated Debentures of the Company issued pursuant to the Indenture described herein. The Company intends to use substantially all of the net proceeds from the Subordinated Debentures to repay amounts outstanding under its revolving credit agreement which it entered into in November 1996. Amounts borrowed under the revolving credit agreement have been used by the Company to pay the cash consideration in the CAF Merger, to repay debt assumed in the CAF Merger and the THI Merger (as defined herein) and for working capital purposes. The weighted average interest rate of borrowings under the Company's revolving credit agreement as of the date of this Prospectus Supplement is 5.8%. Borrowings under such revolving credit agreement must be repaid in 2001.

              SELECTED HISTORICAL FINANCIAL INFORMATION OF CONSECO

     The selected historical financial information set forth below was derived from the consolidated financial statements of Conseco. Conseco's consolidated balance sheets at December 31, 1995 and 1996, and the consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 1994, 1995 and 1996 and notes thereto were audited by Coopers & Lybrand L.L.P., independent accountants, and are included in Conseco's Annual Report on Form 10-K for the year ended December 31, 1996, which is incorporated by reference herein. The selected historical financial information is qualified in its entirety by, and should be read in conjunction with, Conseco's Annual Report on Form 10-K for the year ended December 31, 1996.

     The comparison of selected historical financial information in the table below is significantly affected by: (i) the acquisitions consummated by Conseco Capital Partners, L.P. ("Partnership I") and Conseco Capital Partners II, L.P. ("Partnership II"); (ii) the sale of Western National Corporation ("WNC"); (iii) the transactions affecting Conseco's ownership interest in Bankers Life Holding Corporation ("BLH") and CCP Insurance, Inc. ("CCP"); (iv) the acquisition (the "LPG Merger") of Life Partners Group, Inc. ("LPG"); (v) the acquisition (the "ATC Merger") of American Travellers Corporation ("ATC"); and (vi) the acquisition (the "THI Merger") of Transport Holdings Inc. ("THI"). For periods beginning with their acquisitions by Partnership I and ending June 30, 1992, Partnership I and its subsidiaries were consolidated with the financial statements of Conseco. Following the completion of the initial public offering by CCP in July 1992, Conseco did not have unilateral control to direct all of CCP's activities and, therefore, did not consolidate the financial statements of CCP with the financial statements of Conseco. As a result of the purchase by Conseco of all the shares of common stock of CCP it did not already own on August 31, 1995 (the "CCP Merger"), the financial statements of CCP's subsidiaries are consolidated with the financial statements of Conseco, effective January 1, 1995. Conseco has included BLH in its financial statements since November 1, 1992. Through December 31, 1993, the financial statements of WNC were consolidated with the financial statements of Conseco. Following the completion of the initial public offering of WNC (and subsequent disposition of Conseco's remaining equity interest in WNC), the financial statements of WNC were no longer consolidated with the financial statements of Conseco. As of September 29, 1994, Conseco began to include in its financial statements the newly acquired Partnership II subsidiary, American Life Holdings, Inc. ("ALH"). As of July 1, 1996, Conseco began to include in its financial statements its newly acquired subsidiary, LPG. Effective December 31, 1996, Conseco began to include in its balance sheet the subsidiaries acquired in the ATC Merger and the THI Merger. Such business combinations are described in the notes to the consolidated financial statements included in Conseco's Annual Report on Form 10-K for the year ended December 31, 1996, which is incorporated by reference herein.

                                                                        YEAR ENDED DECEMBER 31,
                                                       ---------------------------------------------------------
                                                         1992        1993        1994        1995        1996
                                                       ---------   ---------   ---------   ---------   ---------
                                                            (AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Insurance policy income..............................  $   378.7   $ 1,293.8   $ 1,285.6   $ 1,465.0   $ 1,654.2
Net investment income................................      888.6       896.2       385.7     1,142.6     1,302.5
Net investment gains (losses)........................      160.2       242.6       (30.5)      188.9        30.4
Total revenues.......................................    1,523.9     2,636.0     1,862.0     2,855.3     3,067.3
Interest expense on notes payable....................       46.2        58.0        59.3       119.4       108.1
Total benefits and expenses..........................    1,193.9     2,025.8     1,537.6     2,436.8     2,573.7
Income before income taxes, minority interest and
  extraordinary charge...............................      330.0       610.2       324.4       418.5       493.6
Extraordinary charge on extinguishment of debt, net
  of tax.............................................        5.3        11.9         4.0         2.1        26.5
Net income...........................................      169.5       297.0       150.4       220.4       252.4
Preferred dividends..................................        5.5        20.6        18.6        18.4        27.4
Net income applicable to common stock................      164.0       276.4       131.8       202.0       225.0

PER SHARE DATA(A):
Net income, primary..................................  $    1.36   $    2.36   $    1.25   $    2.35   $    1.91
Net income, fully diluted............................       1.35        2.19        1.22        2.11        1.77
Dividends declared per common share..................       .021        .075        .125        .046        .083
Book value per common share outstanding at period
  end................................................       5.46        8.45        5.22       10.22       16.86
Shares outstanding at period end.....................       99.6       101.2        88.7        81.0       167.1
Average fully diluted shares outstanding.............      118.4       134.0       123.4       104.5       142.5

BALANCE SHEET DATA (AT PERIOD END):
Total assets................................................  $11,772.7  $13,749.3  $10,811.9  $17,297.5  $25,612.7
Notes payable for which Conseco is directly liable..........      163.2      413.0      191.8      871.4    1,094.9
Notes payable of affiliates, not direct obligations of
  Conseco...................................................      392.0      290.3      611.1      584.7         --
Total liabilities...........................................   11,154.4   12,382.9    9,743.2   15,782.5   21,829.7
Minority interests in consolidated subsidiaries:
  Company-obligated mandatorily redeemable preferred
    securities of subsidiary trusts.........................         --         --         --         --      600.0
  Preferred stock...........................................         --         --      130.1      110.7       97.0
  Common stock..............................................       24.0      223.8      191.6      292.6         .7
Shareholders' equity........................................      594.3    1,142.6      747.0    1,111.7    3,085.3

OTHER FINANCIAL DATA(B):
Premiums collected(c).......................................  $ 1,464.9  $ 2,140.1  $ 1,879.1  $ 3,106.4  $ 3,210.4
Operating earnings(d).......................................      114.8      162.0      151.7      131.3      267.7
Operating earnings per fully diluted common share(a)(d).....        .90       1.19       1.23       1.26       1.89
Shareholders' equity excluding unrealized appreciation
  (depreciation) of fixed maturity securities(e)............      560.3    1,055.2      884.7      999.1    3,045.5
Book value per common share outstanding, excluding
  unrealized appreciation (depreciation) of fixed maturity
  securities(a)(e)..........................................       5.12       7.58       6.77       8.83      16.62
Ratio of debt to total capital(f):
  As reported...............................................        .49X       .34X       .43X       .49X       .22X
  Excluding unrealized appreciation (depreciation)(e).......        .50X       .36X       .39X       .53X       .23X
Ratio of debt and Company-obligated mandatorily redeemable
 preferred securities of subsidiary trusts to total
 capital(f):
  As reported...............................................        .49X       .34X       .43X       .49X       .35X
  Excluding unrealized appreciation (depreciation)(e).......        .50X       .36X       .39X       .53X       .35X
Adjusted statutory capital (at period end)(g)...............  $   603.1  $ 1,135.5  $   791.6  $ 1,298.7  $ 1,775.1

-------------------------
(a) All share and per share amounts have been restated to reflect two-for-one stock splits paid on April 1, 1996 and February 11, 1997.

(b) Amounts under this heading are included to assist the reader in analyzing Conseco's financial position and results of operations. Such amounts are not intended to, and do not, represent insurance policy income, net income, net income per share, shareholders' equity or book value per share prepared in accordance with GAAP.

(c) Includes premiums received from universal life and products without mortality or morbidity risk. Such premiums are not reported as revenues under GAAP and were $1,131.8 million in 1992; $891.9 million in 1993; $634.6 million in 1994; $1,757.4 million in 1995; and $1,811.5 million in 1996.

(d) Represents income before extraordinary charge, excluding net investment gains (losses) (less that portion of change in future policy benefits, amortization of cost of policies purchased and cost of policies produced and income taxes relating to such gains (losses)) and restructuring activities (net of income taxes).

(e) Excludes the effect of reporting fixed maturities at fair value and recording the unrealized gain or loss on such securities as a component of shareholders' equity, net of tax and other adjustments. Such adjustments, which Conseco began to do in 1992, are in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"), as described in the notes to the consolidated financial statements included in Conseco's Annual Report on Form 10-K for the year ended December 31, 1996, which is incorporated herein by reference.

(f) For periods prior to 1996, debt includes obligations for which Conseco was not directly liable.

(g) Includes: (1) statutory capital and surplus; (2) asset valuation reserve and interest maintenance reserve; and (3) the portion of surplus debentures carried by the life companies as a liability to Conseco. Such statutory data reflect the combined data derived from the annual statements of Conseco's consolidated life insurance companies as filed with insurance regulatory agencies and prepared in accordance with statutory accounting practices.

                                  THE COMPANY

BACKGROUND

     The Company is a financial services holding company. The Company develops, markets and administers annuity, individual health insurance and individual life insurance products. The Company's operating strategy is to grow the insurance business within its subsidiaries by focusing its resources on the development and expansion of profitable products and strong distribution channels. The Company has supplemented such growth by acquiring companies that have profitable niche products, strong distribution systems and progressive management teams who can work with the Company to implement the Company's operating and growth strategies. Once a company has been acquired, the Company's operating strategy has been to consolidate and streamline management and administrative functions, to realize superior investment returns through active asset management, to eliminate unprofitable products and distribution channels, and to expand and develop the profitable distribution channels and products.

     The Company currently owns the following life insurance companies: (i) Bankers Life and Casualty Company, Bankers Life Insurance Company of Illinois and Certified Life Insurance Company, the former subsidiaries of BLH, with respect to which the Company acquired the remaining 9.6 percent interest it did not previously own on December 31, 1996, (ii) American Life and Casualty Insurance Company and Vulcan Life Insurance Company, subsidiaries of ALH, with respect to which the Company acquired the remaining 62 percent interest it did not previously own on September 30, 1996; (iii) American Travellers Life Insurance Company, United General Life Insurance Company and American Travelers Insurance Company of New York, the former subsidiaries of ATC, which the Company acquired on December 17, 1996; (iv) TLIC Life Insurance Company, Transport Life Insurance Company and Continental Life Insurance Company, the former subsidiaries of THI, which the Company acquired on December 23, 1996; (v) Great American Reserve Insurance Company, Beneficial Standard Life Insurance Company, and Jefferson National Life Insurance Company of Texas in which the Company has had an ownership interest since their acquisition by Conseco Capital Partners, L.P. in 1990 and 1991, respectively, and which became wholly-owned subsidiaries of the Company in August 1995; (vi) Philadelphia Life Insurance Company, Massachusetts General Life Insurance Company, Lamar Life Insurance Company and Wabash Life Insurance Company, the subsidiaries of LPG, which became subsidiaries of the Company on August 2, 1996; and (vii) Bankers National Life Insurance Company, National Fidelity Life Insurance Company and Lincoln American Life Insurance Company, all of which are wholly-owned by the Company and which have profitable blocks of in-force business, although new product sales are currently not being pursued.

     On March 4, 1997, the Company consummated the CAF Merger in which CAF was merged with and became a wholly owned subsidiary of the Company. In the CAF Merger, each of the approximately 17.7 million shares of CAF common stock and common stock equivalents were converted into the right to receive $30.75 in cash plus 0.1647 of a share of Company Common Stock. The Company paid $545 million in cash and issued 2.9 million shares of Company Common Stock with a value of approximately $115.7 million to acquire the CAF common stock. In addition, the Company assumed a note payable of CAF of $31.0 million. CAF, through its insurance subsidiaries, underwrites, markets and distributes individual and group supplemental health and accident insurance. CAF's principal insurance subsidiary is an Arizona-domiciled company, Capitol American Life Insurance Company ("CALI"), which accounted for more than 97 percent of CAF's earned premiums over the last five years. CALI is licensed to sell its products in 47 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands, and markets its products through a sales force consisting of independent agents, agent organizations and brokers. CAF had total assets of $1.1 billion at December 31, 1996.

     Since 1982, the Company has acquired 15 insurance groups and related businesses. The Company continues to regularly investigate acquisition opportunities in the insurance industry and other industries in which it operates. Any decision to make any such acquisitions will depend on a favorable evaluation by the Company of a variety of factors, including the operating results and financial condition of the business to be acquired, its growth potential, management and personnel and the potential return on such acquisition in relation to other acquisition opportunities and the internal development of the Company's business operations.

No assurances can be given as to when, if at all, or upon what terms the Company will make any such acquisition.

     The Company's executive offices are located at 11825 North Pennsylvania Street, Carmel, Indiana 46032 and the telephone number is (317) 817-6100. For additional information concerning the Company, see the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and other documents filed with the Commission and listed under "Incorporation of Certain Documents by Reference" in the accompanying Prospectus.

PENDING ACQUISITION

     On December 15, 1996, the Company and PFS entered into an Agreement and Plan of Merger (the "PFS Merger Agreement") providing for the PFS Merger. Under the PFS Merger Agreement, each of the approximately 16.9 million shares of PFS common stock and common stock equivalents would be converted into the right to receive a fraction of a share of Company Common Stock (rounded to the nearest ten-thousandth) having a value between $25.00 and $28.00 calculated as follows:
(i) if the Conseco Share Price (as defined below) is greater than or equal to $28.00 per share and less than or equal to $31.36 per share, .8928 of a share of Company Common Stock; (ii) if the Conseco Share Price is less than $28.00 per share, the fraction of a share of Company Common Stock determined by dividing $25.00 by the Conseco Share Price; or (iii) if the Conseco Share Price is greater than $31.36 per share, the fraction of a share of Company Common Stock determined by dividing $28.00 by the Conseco Share Price. The "Conseco Share Price" shall be equal to the average of the closing prices of Company Common Stock on the New York Stock Exchange Composite Transactions Reporting System for the 10 trading days immediately preceding the second trading day prior to the date of the PFS Merger. Based on a Conseco Share Price which exceeds $28.00 per share (such price being exceeded on March 26, 1997), the Company will issue shares of Company Common Stock with a value of approximately $352.4 million to acquire the PFS common stock. In addition, the Company will assume PFS notes payable of $27.8 million and PFS 6 1/2% Convertible Subordinated Notes due 2003, which will be convertible into shares of Company Common Stock with a value of approximately $120.7 million.

     PFS, through its insurance subsidiaries, underwrites life insurance, annuities and health insurance in selected niche markets throughout the United States. PFS had total assets of approximately $1.8 billion at December 31, 1996. PFS collected $794.2 million of life, annuity and health insurance premiums in 1996.

                     DESCRIPTION OF THE CAPITAL SECURITIES

     The Capital Securities will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Property Trustee will act as the indenture trustee for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Capital Securities will include those stated in the Declaration, including those required to be made part of the Declaration by the Trust Indenture Act. The following summary of the principal terms and provisions of the Capital Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration, a copy of which is filed as an exhibit to a Current Report on Form 8-K filed by the Company and incorporated by reference in the Registration Statement of which this Prospectus Supplement is a part, the Trust Act and the Trust Indenture Act.

GENERAL

     The Declaration authorizes the Regular Trustees to issue, on behalf of the Trust, the Trust Securities, which represent undivided beneficial interests in the assets of the Trust. All of the Common Securities will be owned by the Company. The Common Securities will have equivalent terms to and will rank pari passu, and payments will be made thereon on a pro rata basis, with the Capital Securities, except as described under "-- Subordination of Common Securities." In addition, holders of the Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, replace or remove the Conseco Trustees and to increase or decrease the number of Conseco Trustees. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Property Trustee will hold the Subordinated Debentures purchased by the Trust for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Capital Securities or liquidation of the Trust, are guaranteed by the Company to the extent described under "Description of Trust Guarantee" in the accompanying Prospectus. The Trust Guarantee, when taken together with the back-up undertakings, consisting of obligations of the Company as set forth in the Declaration (including the obligation to pay expenses of the Trust), the Indenture and any applicable supplemental indentures thereto, and the Subordinated Debentures issued to the Trust, provide a full and unconditional guarantee by the Company of the amounts due on the Capital Securities. The Trust Guarantee will be held by Fleet National Bank, the Capital Securities Guarantee Trustee, for the benefit of the holders of the Capital Securities. The Trust Guarantee only covers payment of distributions when the Company has made the corresponding payment of interest or principal on the Subordinated Debentures held by the Trust. In the absence of such payment of interest or principal, the remedy of a holder of Capital Securities is to direct the Property Trustee to enforce the Property Trustee's rights as the holder of the Subordinated Debentures except in the limited circumstances where the holder may take Direct Action. See "-- Voting Rights."

DISTRIBUTIONS

     Distributions on the Capital Securities will be fixed at a rate per annum of 8.796% of the stated liquidation amount of $1,000 per Capital Security. Distributions in arrears for more than one semi-annual period will (to the extent permitted by applicable law) accrue interest at the rate per annum of 8.796% thereof compounded semi-annually. The term "distributions" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any semi-annual period will be computed on the basis of a 360-day year of twelve 30-day months, and the actual number of days elapsed per 30-day month.

     Distributions on the Capital Securities will be cumulative, will accrue from April 1, 1997 and will be payable semi-annually in arrears on April 1 and October 1 of each year, commencing October 1, 1997 when, as and if available for payment by the Property Trustee, except as otherwise described below.

     The Company has the right under the Indenture to defer payments of interest on the Subordinated Debentures by extending the interest payment period from time to time on the Subordinated Debentures, which, if exercised, would defer semi-annual distributions on the Capital Securities (although to the extent permitted by law, such distributions would continue to accrue with interest since interest would continue to accrue on the Subordinated Debentures) during any such Extension Period. Such right to extend the interest payment period for the Subordinated Debentures is limited to a period not exceeding 10 consecutive semi-annual periods or extending beyond the maturity date of the Subordinated Debentures. In the event that the Company exercises this right, then during any Extension Period (a) the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Subordinated Debentures and (c) the Company shall not make guarantee payments with respect to the foregoing (other than pursuant to the Trust Guarantee); provided, however, that the restriction in clause (a) above does not apply to (i) any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid or (ii) purchases or acquisitions of shares of Company Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 10 consecutive semi-annual periods and may not extend beyond the maturity date of the Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. See "Description of the Subordinated Debentures -- Interest" and "Description of the Subordinated Debentures -- Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Capital Securities as they appear on the books and records of the Trust on the record date for distributions due at the end of such deferral period.

     Distributions on the Capital Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such distributions in the Property Account. The Trust's funds available for distribution to the holders of the Capital Securities will be limited to payments received from the Company under the Subordinated Debentures. See "Description of the Subordinated Debentures." The payment of distributions out of moneys held by the Trust is guaranteed by the Company to the extent set forth under "Description of Trust Guarantees" in the accompanying Prospectus. The Trust Guarantee, when taken together with the back-up undertakings, consisting of obligations of the Company as set forth in the Declaration (including the obligation to pay expenses of the Trust), the Indenture and any applicable supplemental indentures thereto, and the Subordinated Debentures issued to the Trust, provide a full and unconditional guarantee by the Company of the amounts due on the Capital Securities.

     Distributions on the Capital Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which, as long as the Capital Securities remain in global form, will be one Business Day (as defined below) prior to the relevant payment dates. Such distributions will be paid through the Property Trustee, who will hold amounts received in respect of the Subordinated Debentures in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "-- Book-Entry Issuance -- The Depository Trust Company" below. In the event that the Capital Securities do not continue to remain in global form, the relevant record dates for the Capital Securities shall be selected by the Regular Trustees, which dates shall be at least one Business Day but less than 60 Business Days prior to the relevant payment dates. Distributions payable on any Capital Securities that are not punctually paid on any distribution payment date will cease to be payable to the person in whose name such Capital Securities are registered on the relevant record date, and such defaulted distribution will instead be payable to the person in whose name such Capital Securities are registered on the special record date or other specified date determined in accordance with the Indenture. In the event that any date on which distributions are to be made on the Capital Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such record date. A "Business Day" shall mean any day other than a day on which banking institutions in New York, New York are authorized or required by law to close.

SUBORDINATION OF COMMON SECURITIES

     Payment of distributions on, and the Redemption Price of, the Capital Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Capital Securities and Common Securities; provided, however, that if on any payment date for distributions or the Redemption Price an Indenture Event of Default shall have occurred and be continuing, no payment of any distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding Capital Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all distributions on, or Redemption Price of, the Capital Securities then due and payable.

     In the case of any Declaration Event of Default (as defined herein), the Company as holder of the Common Securities will be deemed to have waived any right to act with respect to such Declaration Event of Default until the effect of such Declaration Event of Default shall have been cured, waived or otherwise eliminated. Until any such Declaration Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Company as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

MANDATORY REDEMPTION

     Upon the repayment of the Subordinated Debentures, whether at maturity or upon redemption, the proceeds from such repayment or redemption shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debentures so repaid or redeemed, subject to the receipt of any consent required by the terms of any indebtedness of the Company which may be outstanding from time to time, at the applicable Redemption Price; provided that, holders of Trust Securities shall be given not less than 30 nor more than 60 days notice of such redemption. See "-- Tax Event Redemption or Distribution" and "Description of the Subordinated Debentures -- Optional Redemption." In the event that fewer than all of the outstanding Trust Securities are to be redeemed, the Trust Securities will be redeemed pro rata to each holder according to the aggregate liquidation amount of Trust Securities held by the relevant holder in relation to the aggregate liquidation amount of all Trust Securities outstanding. See "-- Book-Entry Issuance -- The Depository Trust Company" below for a description of DTC's (as hereinafter defined) procedures in the event of redemption.

TAX EVENT REDEMPTION OR DISTRIBUTION

     "Tax Event" means that the Regular Trustees shall have received an opinion of an independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Capital Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days after the date thereof, subject to United States federal income tax with respect to interest accrued or received on the Subordinated Debentures, (ii) the Trust is, or will be within 90 days after the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges, or (iii) interest payable to the Trust on the Subordinated Debentures is not, or within 90 days of the date thereof will not be, deductible, in whole or in part, by the Company for United States federal income tax purposes.

     If, at any time, a Tax Event shall occur and be continuing, the Trust shall, except in the limited circumstances described below and subject to the receipt of any consent required by the terms of any indebtedness of the Company which might be outstanding from time to time, be dissolved with the result that the Subordinated Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Trust Securities, will be distributed to the holders of the Trust Securities in liquidation of such holders' interests in the Trust on a pro rata basis within 90 days following the occurrence of such Tax Event; provided, however, that such dissolution and distribution shall be conditioned on (i) the Regular Trustees' receipt of an opinion of nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Trust Securities will not recognize any gain or loss for United States federal income tax purposes as a result of such dissolution and distribution of Subordinated Debentures and (ii) the Company being unable to avoid such Tax Event within such 90 day period by taking some ministerial action or pursuing some other reasonable measure that will have no adverse effect on the Trust, the Company or the holders of the Trust Securities. Furthermore, if after receipt of a Dissolution Tax Opinion by the Regular Trustees (i) the Company has received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Subordinated Debentures for United States federal income tax purposes, even after the Subordinated Debentures were distributed to the holders of Trust Securities in liquidation of such holders' interests in the Trust as described above, or (ii) the Regular Trustees shall have been informed by such tax counsel that it cannot deliver a No Recognition Opinion to the Trust, the Company shall have the right, subject to the receipt of any consent required by the terms of any indebtedness of the Company which may be outstanding from time to time, upon not less than 30 nor more than 60 days notice, to redeem the Subordinated Debentures at par plus accrued and unpaid interest thereon to the date fixed for redemption, in whole but not in part, for cash within 90 days following the occurrence of such Tax Event, and, following such redemption, Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debentures so redeemed shall be redeemed by the Trust at the applicable Redemption Price on a pro rata basis; provided, however, that if at the time there is available to the Company or the Trust the opportunity to eliminate, within such 90 day period, the Tax Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that has no adverse effect on the Trust, the Company or the holders of the Trust Securities, the Company or the Trust will pursue such measure in lieu of redemption.

     After the date for any distribution of Subordinated Debentures upon dissolution of the Trust, (i) the Capital Securities will no longer be deemed to be outstanding, (ii) the Depository or its nominee, as the record holder of the Capital Securities, will receive a registered global certificate or certificates representing the Subordinated Debentures to be delivered upon such distribution, and (iii) any certificates representing Capital Securities not held by the Depository or its nominee will be deemed to represent Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on such Capital Securities until such certificates are presented to the Company or its agent for transfer or reissuance.

     There can be no assurance as to the market prices for either the Capital Securities or the Subordinated Debentures that may be distributed in exchange for the Capital Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Subordinated Debentures that an investor may receive if a dissolution and liquidation of the Trust were to occur, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

DISTRIBUTION OF THE SUBORDINATED DEBENTURES

     At any time, subject to the receipt of any consent required by the terms of any indebtedness of the Company which may be outstanding from time to time, the Company will have the right to terminate the Trust and, after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, cause the Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Under current United States federal income tax law and interpretations and assuming, as expected, the Trust is treated as a grantor trust, a distribution of the Subordinated Debentures should not be a taxable event to holders of the Capital Securities. Should there be a change in such law, a change in the legal interpretation thereof, a Tax Event or other circumstances, however, the distribution of the Subordinated Debentures could be a taxable event to the holders of the Capital Securities. In addition, a dissolution of the Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation -- Receipt of Subordinated Debentures or Cash Upon Liquidation of the Trust."

     After the date for any distribution of Subordinated Debentures upon dissolution of the Trust, (i) the Capital Securities will no longer be deemed to be outstanding, (ii) the Depository or its nominee, as the record holder of the Capital Securities, will receive a registered global certificate or certificates representing the Subordinated Debentures to be delivered upon such distribution, and (iii) any certificates representing Capital Securities not held by the Depository or its nominee will be deemed to represent Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on such Capital Securities until such certificates are presented to the Company or its agent for transfer or reissuance.

     There can be no assurance as to the market prices for either the Capital Securities or the Subordinated Debentures that may be distributed in exchange for the Capital Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Subordinated Debentures that an investor may receive if a dissolution and liquidation of the Trust were to occur, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

REDEMPTION PROCEDURES

     The Trust may not redeem fewer than all of the outstanding Capital Securities unless all accrued and unpaid distributions have been paid on all Capital Securities for all semi-annual distribution periods terminating on or prior to the date of redemption.

     If the Trust gives a notice of redemption in respect of Capital Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, provided that the Company has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Subordinated Debentures, the Trust will irrevocably deposit with the securities depository funds sufficient to pay the applicable Redemption Price and will give the securities depository irrevocable instructions to pay the Redemption Price to the holders of the Capital Securities. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that the Company fails to repay the Subordinated Debentures on maturity or payment of the Redemption Price in respect of Capital Securities is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Trust Guarantee, distributions on such Capital Securities will continue to accrue at the then applicable rate from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     In the event that fewer than all of the outstanding Capital Securities are to be redeemed, the Capital Securities will be redeemed as described below under "-- Book-Entry Issuance -- The Depository Trust Company."

     Subject to the foregoing, the receipt of any consent required by the terms of any indebtedness of the Company which may be outstanding from time to time and applicable law (including, without limitation,

United States federal securities laws), the Company or its subsidiaries may at any time, and from time to time, purchase outstanding Capital Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a "Liquidation"), the then holders of the Capital Securities will be entitled to receive on a pro rata basis solely out of the assets of the Trust, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, distributions in an amount equal to the aggregate of the stated liquidation amount of $1,000 per Capital Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Subordinated Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Capital Securities have been distributed on a pro rata basis to the holders of the Capital Securities.

     If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Capital Securities, except that if a Declaration Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities with regard to such distributions.

TERMINATION

     Pursuant to the Declaration, the Trust shall terminate upon the earliest of
(i) March 26, 2032, (ii) the bankruptcy of the Company, (iii) the filing of a certificate of dissolution or its equivalent with respect to the Company, the filing of a certificate of cancellation with respect to the Trust, or the revocation of the charter of the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) the distribution of the Subordinated Debentures from the Trust, (v) the entry of a decree of a judicial dissolution of the Company or the Trust, or (vi) the redemption of all the Trust Securities.

DECLARATION EVENTS OF DEFAULT

     An Event of Default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"), provided that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until such Declaration Event of Default with respect to the Capital Securities has been so cured, waived, or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Capital Securities and only the holders of the Capital Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration, and therefore the Indenture.

     Upon the occurrence of a Declaration Event of Default, the Indenture Trustee (as defined herein) or the Property Trustee as the holder of the Subordinated Debentures will have the right under the Indenture to declare the principal of and interest on the Subordinated Debentures to be immediately due and payable. The Company and the Trust are each required to file annually with the Property Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

     Except as described herein, under the Trust Act, the Trust Indenture Act and under "Description of the Trust Guarantee -- Modification of the Trust Guarantee; Assignment" in the accompanying Prospectus, and as otherwise required by law and the Declaration, the holders of the Capital Securities will have no voting rights.

     Subject to the requirement of the Property Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as holder of the Subordinated Debentures, to (i) exercise the remedies available under the Indenture with respect to the Subordinated Debentures, (ii) waive any past Indenture Event of Default that is waivable under the Indenture, or (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debentures shall be due and payable, or consent to any amendment, modification or termination of the Indenture or the Subordinated Debentures, where such consent should be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of the holders of greater than a majority in principal amount of Subordinated Debentures affected thereby (a "Super-Majority"), the Property Trustee may only give such consent or take such action at the written direction of the holders of at least the proportion in liquidation amount of the Capital Securities which the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debentures outstanding. The Property Trustee shall notify all holders of the Capital Securities of any notice of default received from the Indenture Trustee with respect to the Subordinated Debentures. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Property Trustee shall not take any of the actions described in clauses (i), (ii) or (iii) above unless the Property Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

     In the event the consent of the Property Trustee, as the holder of the Subordinated Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture or the Subordinated Debentures, the Property Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super-Majority, the Property Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debentures outstanding. The Property Trustee shall not take any such action in accordance with the directions of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of tax counsel to the effect that the Trust will not be classified as other than a grantor trust for United States federal income tax purposes on account of such action.

     A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

     Any required approval or direction of holders of Capital Securities may be given at a separate meeting of holders of Capital Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Capital Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and
(iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel Capital Securities or distribute Subordinated Debentures in accordance with the Declaration.

     Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Capital Securities were not outstanding.

     The procedures by which holders of Capital Securities may exercise their voting rights are described below. See "--Book-Entry Issuance -- The Depository Trust Company" below.

     Holders of the Capital Securities will have no rights to appoint or remove the Conseco Trustees, who may be appointed, removed or replaced solely by the Company as the indirect or direct holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

     The Declaration may be modified and amended if approved by a majority of the Regular Trustees (and in certain circumstances the Property Trustee), provided that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; provided that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Capital Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

     Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes, (ii) reduce or otherwise adversely affect the powers of the Property Trustee or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

     The Trust may not consolidate, amalgamate, merge with or into or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below. The Trust may, with the consent of a majority of the Regular Trustees and without the consent of the holders of the Trust Securities, the Property Trustee or the Delaware Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; provided that, (i) such successor entity either (A) expressly assumes all of the obligations of the Trust under the Trust Securities or (B) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Subordinated Debentures, (iii) such merger, consolidation, amalgamation or replacement does not cause the Capital Securities (including any Successor Securities with respect to the Capital Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (v) such successor entity has a purpose identical to that of the Trust, (vi) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of an independent counsel to the Trust experienced in such matters to the effect that, (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) the Trust will continue to be classified as a grantor trust for federal income tax purposes, and (vii) the Company guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Trust Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes and each holder of the Trust Securities not to be treated as owning an undivided interest in the Subordinated Debentures.

BOOK-ENTRY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

     The Depository Trust Company ("DTC") will act as securities depository ("depository") for the Capital Securities. The Capital Securities initially will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Capital Securities certificates, representing the total aggregate number of Capital Securities, will be issued and will be delivered to DTC.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Capital Securities as represented by a global certificate.

     DTC has advised the Company and the Trust that DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Capital Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Capital Securities on DTC's records. The ownership interest of each actual purchaser of each Capital Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Capital Securities. Transfers of ownership interests in the Capital Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Capital Securities, except in the event that use of the book-entry system for the Capital Securities is discontinued.

     To facilitate subsequent transfers, all the Capital Securities deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Capital Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Capital Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Capital Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. If less than all of the Capital Securities are being redeemed, DTC will reduce pro rata the amount of the interest of each Direct Participant in such Capital Securities to be redeemed in accordance with its procedures.

     Although voting with respect to the Capital Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Capital Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Capital Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). The Company and the Trust believe that the arrangements among DTC, Direct and Indirect Participants, and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in the Trust.

     Distribution payments on the Capital Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of DTC, the Trust or the Company, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     Except as provided herein, a Beneficial Owner in a global Capital Security certificate will not be entitled to receive physical delivery of Capital Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Capital Securities.

     DTC may discontinue providing its services as depository with respect to the Capital Securities at any time by giving reasonable notice to the Trust. Under such circumstances, in the event that a successor securities depository is not obtained, Capital Securities certificates are required to be printed and delivered. Additionally, the Regular Trustees (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depository) with respect to the Capital Securities. In that event, certificates for the Capital Securities will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company and the Trust believe to be reliable, but neither the Company nor the Trust takes responsibility for the accuracy thereof.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration, in the terms of the Trust Securities or in the Trust Indenture Act and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Capital Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Capital Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Property Trustee to take any action following a Declaration Event of Default. The Property Trustee also serves as Capital Securities Guarantee Trustee.

PAYING AGENT

     In the event that the Capital Securities do not remain in book-entry form, the following provisions would apply:

     The Property Trustee will act as paying agent, and may designate an additional or substitute paying agent at any time.

     Registration of transfers of Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charges that may be imposed in relation to it.

     The Trust will not be required to register or cause to be registered the transfer of Capital Securities after such Capital Securities have been called for redemption.

GOVERNING LAW

     The Declaration and the Capital Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

     The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act or be characterized as other than a grantor trust for United States federal income tax purposes. The Company is authorized and directed to conduct its affairs so that the Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the articles of incorporation of the Company, that each of the Company and the Regular Trustees determines in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Capital Securities or vary the terms thereof.

     Holders of the Capital Securities have no preemptive rights.

                   DESCRIPTION OF THE SUBORDINATED DEBENTURES

     Set forth below is a description of the specific terms of the Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. This description supplements the description of the general terms and provisions of the Subordinated Debentures set forth in the accompanying Prospectus under the caption "Description of Debt Securities." The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying Prospectus and the Indenture, dated as of November 14, 1996 (as supplemented by the First Supplemental Indenture dated November 14, 1996, and the Second Supplemental Indenture dated November 22, 1996, hereinafter referred to as the "Base Indenture"), between the Company and Fleet National Bank, as Trustee (the "Indenture Trustee"), as supplemented by a Third Supplemental Indenture, to be dated as of March 26, 1997 (the Base Indenture, as so supplemented, is hereinafter referred to as the "Indenture"), the forms of which are filed either as Exhibits to the Registration Statement, or as Exhibits to a Current Report on Form 8-K filed by the Company and incorporated by reference into the Registration Statement, of which this Prospectus Supplement and the accompanying Prospectus form a part, and the Trust Indenture Act. Certain capitalized terms used herein are defined in the Indenture.

     At any time, the Company will have the right to liquidate the Trust and cause Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to the receipt of any consent required by the terms of any indebtedness of the Company which may be outstanding from time to time. See "Description of the Capital Securities -- Distribution of the Subordinated Debentures."

GENERAL

     The Subordinated Debentures will be issued as unsecured subordinated debt securities under the Indenture. The Subordinated Debentures will be limited in aggregate principal amount to approximately $309.3 million, such amount being the sum of the aggregate stated liquidation amount of the Capital Securities and the capital contributed by the Company in exchange for the Common Securities. The Subordinated Debentures are not subject to a sinking fund provision. The entire principal of the Subordinated Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon including Compounded Interest (as hereinafter defined), if any, on April 1, 2027 (the "Stated Maturity Date").

     If Subordinated Debentures are distributed to holders of Capital Securities in liquidation of such holders' interests in the Trust, it is presently anticipated that such Subordinated Debentures will initially be issued in the form of one or more Global Securities (as defined below). As described herein, under certain limited circumstances, Subordinated Debentures may be issued in definitive certificated form in exchange for a Global Security. See
"-- Book-Entry and Settlement" below. In the event that Subordinated Debentures are issued in definitive certificated form, such Subordinated Debentures will be in denominations of $1,000 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Subordinated Debentures issued as a Global Security will be made to DTC or its nominee, a successor depository or its nominee. In the event Subordinated Debentures are issued in definitive certificated form, principal and interest will be payable, the transfer of the Subordinated Debentures will be registrable and Subordinated Debentures will be exchangeable for Subordinated Debentures of other denominations of a like aggregate principal amount at the corporate trust offices of the Indenture Trustee in Hartford, Connecticut and New York, New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto.

     The Indenture does not contain provisions that afford the holders of the Subordinated Debentures protection in the event of a highly leveraged transaction involving the Company or other similar transaction that may adversely affect such holders.

SUBORDINATION

     The Indenture provides that the Subordinated Debentures are subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company whether now existing or hereafter incurred. In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness of the Company, or in the event that the maturity of any Senior Indebtedness of the Company has been accelerated because of a default, then in either case, no payment will be made by the Company with respect to the principal (including redemption payments) of or interest on the Subordinated Debentures. Upon any distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of the Company must be paid in full before the holders of Subordinated Debentures are entitled to receive or retain any payment. In the event that the Subordinated Debentures are declared due and payable before the maturity date thereof, then all amounts due or to become due on all Senior Indebtedness shall have been paid in full before holders of the Subordinated Debentures are entitled to receive or retain any payment. Upon satisfaction of all claims of all Senior Indebtedness then outstanding, the rights of the holders of the Subordinated Debentures will be subrogated to the rights of the holders of Senior Indebtedness of the Company to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debentures are paid in full.

     The term "Senior Indebtedness" means all indebtedness of the Company, whether now existing or hereafter created, but excluding trade accounts payable arising in the ordinary course of business. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include the principal, premium, if any, and interest on: (i) all indebtedness of the Company created, incurred or assumed, which is for money borrowed, or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities; (ii) any indebtedness of others of the kinds described in the preceding clause (i) for the payment of which the Company is responsible or liable as guarantor or otherwise; and (iii) amendments, renewals, extensions and refundings of any such indebtedness, unless in any instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that such indebtedness is not superior in right of payment to Subordinated Debt Securities. "Senior Indebtedness" does not include any indebtedness of the Company to any of its Subsidiaries. The Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Indebtedness or extension or renewal of the Senior Indebtedness.

     The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by the Company. At December 31, 1996 the aggregate amount of Senior Indebtedness and liabilities and obligations of the Company's subsidiaries that would have effectively ranked senior to the Subordinated Debentures was approximately $22 billion. As of December 31, 1996, after giving effect to the Offering, the CAF Merger and the PFS Merger, the aggregate amount of Senior Indebtedness and liabilities and obligations of the Company's subsidiaries that would have effectively ranked senior to the Subordinated Debentures would have been approximately $25 billion.

OPTIONAL REDEMPTION

     The Company shall have the right to redeem the Subordinated Debentures, in whole but not in part, subject to the receipt of any consent required by the terms of any indebtedness of the Company which may be outstanding from time to time, in certain circumstances upon the occurrence of a Tax Event as described under "Description of the Capital Securities -- Tax Event Redemption or Distribution", upon not less than 30 nor more than 60 days notice, at a redemption price equal to 100% of the principal amount of the Subordinated Debentures to be redeemed plus any accrued and unpaid interest to the redemption date. The Company shall also have the right to redeem the Subordinated Debentures, in whole or in part, at any time and from time to time, subject to the receipt of any consent required under the terms of any indebtedness of the Company which may be outstanding from time to time, upon not less than 30 nor more than 60 days notice, at a redemption price (the "Optional Debenture Redemption Price") equal to the greater of (i) 100% of the principal amount of the Subordinated Debentures to be redeemed and (ii) the sum, as determined by a Quotation Agent (as defined herein), of the present values of the principal amount of such Subordinated Debentures, together with scheduled payments of interest from the redemption date to the Stated Maturity Date, in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein), plus, in each case, accrued interest thereon to the date of redemption.

     "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, calculated on the third Business Day preceding the redemption date, plus in each case 0.50%.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the redemption date to the Stated Maturity Date of the Subordinated Debentures that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Subordinated Debentures.

     "Quotation Agent" means the Reference Treasury Dealer appointed by the Company. "Reference Treasury Dealer" means: (i) Donaldson, Lufkin & Jenrette Securities Corporation and respective successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury

Dealer; and (ii) any other Primary Treasury Dealer selected by the Indenture Trustee after consultation with the Company.

     "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(B) if the Indenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Indenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Indenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

     "Additional Sums" means such additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Capital Securities and Common Securities shall not be reduced as a result of any additional taxes, duties or other governmental charges to which the Trust has become subject as a result of a Tax Event.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Subordinated Debentures to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Subordinated Debentures called for redemption.

     If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional amounts on the Subordinated Debentures the Additional Sums.

INTEREST

     Each Subordinated Debenture shall bear interest at the rate of 8.796% per annum from the original date of issuance, or from the most recent interest payment date to which interest has been paid or provided for, payable semi-annually in arrears on April 1 and October 1 of each year (each an "Interest Payment Date"), commencing October 1, 1997, to the person in whose name such Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Subordinated Debentures shall not continue to remain in book-entry form, the Company shall have the right to select record dates, which shall be more than one Business Day but less than 60 Business Days prior to the Interest Payment Date. Any installment of interest not punctually paid will cease to be payable to the holders of the Subordinated Debentures on the regular record date and may be paid to the person in whose name the Subordinated Debentures are registered at the close of business on a special record date to be fixed by the Indenture Trustee for the payment of such defaulted interest, notice of which shall be given to the holders of the Subordinated Debentures not less than 10 days prior to such special record date.

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual period for which interest is computed, will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business

Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     The Company has the right at any time, and from time to time, during the term of the Subordinated Debentures to defer payments of interest by extending the interest payment period for a period not exceeding 10 consecutive semi-annual periods, at the end of which Extension Period, the Company shall pay all interest then accrued and unpaid, together with interest thereon compounded semi-annually at the rate specified for the Subordinated Debentures to the extent permitted by applicable law ("Compounded Interest"); provided that no Extension Period shall extend beyond the maturity date of the Subordinated Debentures; and provided further that, during any such Extension Period, (a) the Company shall not declare or pay any dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Subordinated Debentures and (c) the Company shall not make guarantee payments with respect to the foregoing (other than pursuant to the Trust Guarantee); provided, however, that, the restriction in clause (a) above does not apply to
(i) any stock dividends paid by the Company where the dividend stock is the same as that on which the dividend is paid or (ii) purchases or acquisitions of shares of Company Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans. Prior to the termination of any such Extension Period, the Company may further defer payments of interest by extending the interest payment period; provided, however, that such Extension Period, including all such previous and further extensions, may not exceed 10 consecutive semi-annual periods or extend beyond the maturity date of the Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable. The Company has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures. If the Property Trustee shall be the sole holder of the Subordinated Debentures, the Company shall give the Regular Trustees and the Property Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Capital Securities are payable or
(ii) the date the Regular Trustees are required to give notice to holders of the Capital Securities (or to any national securities exchange or other organization on which the Capital Securities are listed) of the record date or the date such distribution is payable. The Regular Trustees shall give notice of the Company's selection of such Extension Period to the holders of the Capital Securities. If the Property Trustee shall not be the sole holder of the Subordinated Debentures, the Company shall give the holders of the Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the applicable Interest Payment Date or (ii) the date upon which the Company is required to give notice to holders of the Subordinated Debentures (or to any national securities exchange or other organization on which the Subordinated Debentures are listed) of the record or payment date of such related interest payment.

INDENTURE EVENTS OF DEFAULT

     If any Indenture Event of Default shall occur and be continuing, the Property Trustee, as the holder of the Subordinated Debentures, will have the right to declare the principal of and the interest on the Subordinated Debentures (including any Compounded Interest and any other amounts payable under the Indenture) to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Subordinated Debentures subject to the subordination provisions in the Indenture. See "Description of the Debt Securities -- Events of Default" in the accompanying Prospectus for a description of the Indenture Events of Default. An Indenture Event of Default also constitutes a Declaration Event of Default. If the Property Trustee fails to enforce its rights with respect to the Subordinated Debentures held by the Trust, any record holder of Capital Securities may institute legal proceedings directly against the Company to enforce the Property Trustee's rights under such Subordinated Debentures without first instituting any legal proceedings against such Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of

Default under the Declaration has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Subordinated Debentures issued to the Trust on the date such interest or principal is otherwise payable, then a record holder of Capital Securities may institute a Direct Action for payment of the principal of or interest on the Subordinated Debentures on or after the respective due dates specified in the Subordinated Debentures (taking into account any Extension Periods), and the amount of the payment will be based on the holder's pro rata share of the amount due and owing on all of the Capital Securities. The record holder in the case of the issuance of one or more global Capital Securities certificates will be DTC acting at the direction of the beneficial owners of the Capital Securities. The holders of Capital Securities in certain circumstances have the right to direct the Property Trustee to exercise its rights, with respect to other than principal and interest payments on the Subordinated Debentures, as the holder of the Subordinated Debentures. The election by the Company to extend the interest payment period on the Subordinated Debentures shall not constitute an Indenture Event of Default or a Declaration Event of Default. See "Description of the Capital Securities -- Declaration Events of Default" and "Description of the Capital Securities -- Voting Rights."

ADDITIONAL COVENANTS

     In addition to the covenants contained in the Base Indenture, but subject to the exceptions described below in this paragraph, the Company has also covenanted, with respect to the Subordinated Debentures, that for so long as the Capital Securities and the Common Securities remain outstanding the Company will
(i) maintain 100% direct or indirect ownership of the Common Securities, provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities, (ii) not voluntarily dissolve, wind-up or terminate the Trust, except in connection with the distribution of Subordinated Debentures or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, (iii) timely perform its duties as sponsor of the Trust, (iv) use its reasonable efforts to cause the Trust (a) to remain a business trust, except in connection with a distribution of the Subordinated Debentures, the redemption of all of the Capital Securities and Common Securities of the Trust or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (b) otherwise continue not to be treated as an association taxable as a corporation or partnership for United States federal income tax purposes, and (v) to use its reasonable efforts to cause each holder of Capital Securities and Common Securities to be treated as owning an individual beneficial interest in the Subordinated Debentures. See "Description of Debt Securities -- Covenants" in the accompanying Prospectus. Further, the defeasance provisions of the Base Indenture do not apply to the Subordinated Debentures. See "Description of Debt Securities -- Defeasance and Covenant Defeasance" in the accompanying Prospectus.

BOOK-ENTRY AND SETTLEMENT

     If distributed to holders of Capital Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust, it is presently anticipated that the Subordinated Debentures will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of a securities depository or its nominee. Except under the limited circumstances described below, Subordinated Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Subordinated Debentures in definitive form. The Global Securities described above may not be transferred except by the depository to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or to a successor depository or its nominee.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

     Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Subordinated Debentures in definitive form and will not be considered the Holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Subordinated Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the depository or its nominee or to a successor depository or its nominee. Accordingly, each beneficial owner must rely on the procedures of the depository or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a Holder under the Indenture.

THE DEPOSITORY

     If Subordinated Debentures are distributed to holders of Capital Securities in liquidation of such holders' interests in the Trust, DTC will act as securities depository for the Subordinated Debentures. For a description of DTC and the specific terms of the depository arrangements, see "Description of the Capital Securities -- Book-Entry Issuance -- The Depository Trust Company." As of the date of this Prospectus Supplement, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Capital Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. The Company may appoint a successor to DTC or any successor depository in the event DTC or such successor depository is unable or unwilling to continue as the depository for the Global Securities.

     None of the Company, the Trust, the Indenture Trustee, any paying agent and any other agent of the Company or the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITORY'S SERVICES

     A Global Security shall be exchangeable for Subordinated Debentures in definitive certificated form registered in the names of persons other than the depository or its nominee only if (i) the depository notifies the Company that it is unwilling or unable to continue as a depository for such Global Security and no successor depository shall have been appointed, (ii) the depository, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depository is required to be so registered to act as such depository and no successor depository shall have been appointed, or (iii) the Company, in its sole discretion, determines that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Subordinated Debentures registered in such names as the depository shall direct. It is expected that such instructions will be based upon directions received by the depository from its Participants with respect to ownership of beneficial interests in such Global Security.

MISCELLANEOUS

     The Company will pay all fees and expenses related to (i) the offering of the Trust Securities and the Subordinated Debentures, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the Conseco Trustees and (iv) the enforcement by the Property Trustee of the rights of the holders of the Capital Securities.

                       DESCRIPTION OF THE TRUST GUARANTEE

     Pursuant to the Trust Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Capital Securities issued by the Trust, the Guarantee Payments (as defined in the accompanying Prospectus) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Capital Securities or by causing the Trust to pay such amounts to such holders. The Trust Guarantee will be qualified as an indenture under the Trust Indenture Act. Fleet National Bank will act as indenture trustee under the Trust Guarantee. The terms of the Trust Guarantee will be those set forth in such Trust Guarantee and those made part of such Trust Guarantee by the Trust Indenture Act. The Trust Guarantee will be held by the Capital Securities Guarantee Trustee for the benefit of the holders of the Capital Securities. Notwithstanding the foregoing, if the Company has failed to make a payment under the Trust Guarantee, any holder of Capital Securities may institute a legal proceeding directly against the Company for enforcement of the Trust Guarantee with respect to payment to the record holder of the Capital Securities of the principal or interest on the Subordinated Debentures held by the Trust on or after the respective due dates specified in the Subordinated Debentures (taking into account any Extension Period), without first instituting a legal proceeding directly against the Trust, the Capital Securities Guarantee Trustee or any other person or entity. A summary description of the Trust Guarantee appears in the accompanying Prospectus under the caption "Description of the Trust Guarantees."

                  EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED
                       DEBENTURES AND THE TRUST GUARANTEE

     As set forth in the Declaration, the sole purpose of the Trust is to (i) issue the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, (ii) invest the proceeds from such issuance and sale in the Subordinated Debentures and (iii) engage in only those other activities necessary or incidental thereto.

     As long as payments of interest and other payments are made when due on the Subordinated Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because: (i) the aggregate principal amount of Subordinated Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Capital Securities; (iii) the Company shall pay all, and the Trust shall not be obligated to pay, directly or indirectly, any, costs, expenses, debts and obligations (other than with respect to the Trust Securities) related to the Trust; and (iv) the Declaration provides that the Conseco Trustees shall not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

     Payments of distributions (to the extent funds therefor are available) and other payments due on the Capital Securities (to the extent funds therefor are available) are guaranteed by the Company as and to the extent set forth under "Description of Trust Guarantees" in the accompanying Prospectus. If the Company does not make interest and/or principal payments on the Subordinated Debentures purchased by the Trust, the Trust will not have sufficient funds to pay distributions on the Capital Securities. The Trust Guarantee will not apply to the payment of distributions and other payments on the Capital Securities when the Trust does not have sufficient funds to make such distributions or other payments.

     The Trust Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company except those made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company, and (iii) senior to the Company Common Stock.

     The Trust Guarantee, when taken together with the back-up undertakings, consisting of obligations of the Company as set forth in the Declaration (including the obligation to pay expenses of the Trust), the Indenture and any applicable supplemental indentures thereto, and the Subordinated Debentures issued to the Trust, provide a full and unconditional guarantee by the Company of the amounts due on the Capital Securities. If the Company fails to make interest or other payments on the Subordinated Debentures when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Capital Securities, using the procedures described in "Description of the Capital Securities -- Book-Entry Only Issuance -- The Depository Trust Company" and "-- Voting Rights," may direct the Property Trustee to enforce its rights under the Subordinated Debentures. If the Property Trustee fails to enforce its right under the Subordinated Debentures, a holder of Capital Securities may institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Subordinated Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Subordinated Debentures on the date such interest or principal is otherwise payable (taking into account any Extension Periods), then a holder of Capital Securities may institute a Direct Action for payment. The Company, under the Trust Guarantee, acknowledges that the Capital Securities Guarantee Trustee shall enforce the Trust Guarantee on behalf of the holders of the Capital Securities. If the Company fails to make payments under the Trust Guarantee, the Trust Guarantee provides a mechanism whereby the holders of the Capital Securities may direct the Capital Securities Guarantee Trustee to enforce its rights thereunder. Notwithstanding the foregoing, if the Company has failed to make a payment under the Trust Guarantee, any holder of Capital Securities may institute a legal proceeding directly against the Company for enforcement of the Trust Guarantee with respect to payment to the record holder of the Capital Securities of the principal or interest on the Subordinated Debentures held by the Trust on or after the respective due dates specified in the Subordinated Debentures (taking into account any Extension Periods), without first instituting a legal proceeding against the Trust, the Capital Securities Guarantee Trustee, or any other person or entity.

                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL

     The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities. Unless otherwise stated, this summary deals only with Capital Securities held as capital assets by holders who purchase the Capital Securities upon original issuance ("Initial Holders"). It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Any such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of the Capital Securities. See "-- Proposed Tax Law Changes."

CLASSIFICATION OF THE SUBORDINATED DEBENTURES AND THE TRUST

     In connection with the issuance of the Subordinated Debentures, Locke Reynolds Boyd & Weisell, legal counsel for the Company and the Trust, will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), the Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Company.

     In connection with the issuance of the Capital Securities, Locke Reynolds Boyd & Weisell will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the Subordinated Debentures. Each holder will be required to include in its gross income its allocable share of income accrued on the Subordinated Debentures.

     Investors should be aware that these tax opinions do not address any other issue and are not binding on the Internal Revenue Service or the courts.

ORIGINAL ISSUE DISCOUNT

     Under recently issued income tax regulations applicable to all debt instruments that, like the Subordinated Debentures, are issued on or after August 13, 1996, remote contingencies that stated interest will not be timely paid are ignored in determining whether a debt instrument is issued with OID, which determination depends in part on whether interest is "unconditionally payable" on the debt instrument. OID must be included in income by all holders as it accrues economically on a daily basis, without regard to when it is paid in cash or whether a particular holder generally uses the cash method of accounting. The Company has concluded that the likelihood of its exercising its option to defer payments of interest is remote. This conclusion is based on the Company's analysis, as of the date of issue of the Subordinated Debentures, of various facts and circumstances deemed relevant to exercising such deferral option, including, among other things, the inability of the Company to declare dividends on its stock while interest on the Subordinated Debentures is being deferred, and the likely impact of the non-payment of dividends upon the ratings of the Company's securities if the deferral option is exercised. Based upon this conclusion by the Company, and in the absence of any specific definition of "remote" in the applicable income tax regulations, in the opinion of Locke Reynolds Boyd & Weisell, although the matter is not entirely free from doubt, the Subordinated Debentures will not include OID. As a consequence, holders of the Capital Securities should report interest under their own methods of accounting (e.g., cash or accrual) instead of under the daily economic accrual rules for OID instruments.

     Under the new regulations, however, if the Company exercises its right to defer payments of interest, the Subordinated Debentures will become OID instruments, and all holders of the Capital Securities will be required to accrue interest on a daily basis and to report that OID as taxable interest income during any Extension Period even though the Company will not pay the interest in cash until the end of the Extension Period, and even though a holder may use the cash method of accounting. A holder who disposes of the Capital Securities during such an Extension Period may suffer a loss because the market value of the Trust Securities will likely fall if the Company exercises its option to defer payments of interest on the Subordinated Debentures. Furthermore, the market value of the Capital Securities may not reflect the accumulated distribution that will be paid at the end of the Extension Period, and a holder who sells the Capital Securities during the Extension Period will not receive from the Company any cash related to the interest (OID) income the holder accrued and included in its taxable income under the OID rules (because that cash will be paid to the holder of record at the end of the Extension Period).

     If the Subordinated Debentures become OID instruments (i.e., if the Company exercises its rights to defer payment of interest), the Subordinated Debentures will be taxed as OID instruments for as long as they remain outstanding. Thus, even after the end of the Extension Period, all holders will be required to continue accruing interest (OID) on the Subordinated Debentures on a daily basis, regardless of their method of accounting.

     The new regulations have not been addressed in any rulings or other interpretations by the Internal Revenue Service other than the preamble to the Treasury Decision that issued the new regulations, which added the concept of "remote contingencies" to existing definitions used to determine whether interest payable under a debt instrument is "unconditionally payable." The new regulations could be viewed as a favorable reversal of the Internal Revenue Service's previous position, as expressed in a 1995 Revenue Ruling that has not been withdrawn. It is possible that the IRS could take a position contrary to the interpretation herein.

MARKET DISCOUNT AND BOND PREMIUM

     Holders of Capital Securities other than Initial Holders may be considered to have acquired their undivided interests in the Subordinated Debentures with "market discount" or "acquisition premium" as such phrases are defined for United States federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Capital Securities.

RECEIPT OF SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

     As described under the caption "Description of the Capital Securities -- Distribution of the Subordinated Debentures," Subordinated Debentures may be distributed to holders in exchange for the Capital Securities and in liquidation of the Trust. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a non-taxable event to each holder, and each holder would receive an aggregate tax basis in the Subordinated Debentures equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Subordinated Debentures so received in liquidation of the Trust would include the period during which the Capital Securities were held by such holder.

     Under certain circumstances described herein (see "Description of the Capital Securities -- Tax Event Redemption or Distribution" and "Description of the Subordinated Debentures -- Optional Redemption"), the Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a holder could recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "-- Sales of Capital Securities."

SALES OF CAPITAL SECURITIES

     A holder that sells Capital Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities. Assuming the Company does not defer interest on the Subordinated Debentures by extending the interest payment period, a holder's adjusted tax basis in the Capital Securities generally will equal its initial purchase price. Subject to the market discount rules described above and the discussion below regarding accrued and unpaid interest, such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year.

     The Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debentures. If the Company exercises its right to defer payments of interest, the Substituted Debentures will become OID instruments and a holder who disposes of Capital Securities between record dates for payments of distributions thereon will be required to include in income as ordinary income, accrued and unpaid interest on the Subordinated Debentures through the date of disposition, and to add such amount to such holder's adjusted tax basis in its pro rata share of the underlying Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. Accrual basis taxpayers would be subjected to similar treatment without regard to the Company's election to defer.

UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership, or a non-resident fiduciary of a foreign estate or trust.

     Under present United States federal income tax law: (i) payments by the Trust or any of its paying agents to any holder of a Capital Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Capital Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote,
(b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either (A) the beneficial owner of the Capital Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Capital Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security.

INFORMATION REPORTING TO HOLDERS

     Income on the Capital Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Capital Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's federal income tax, provided the required information is provided to the Internal Revenue Service.

PROPOSED TAX LAW CHANGES

     On February 6, 1997, the Proposed Legislation was released. The Proposed Legislation would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the Subordinated Debentures, issued on or after the date of first committee action if such debt obligations have a maximum term in excess of fifteen years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. The Proposed Legislation is similar to legislation proposed by President Clinton in 1996. As currently drafted, the Proposed Legislation would affect the Subordinated Debentures unless the Subordinated Debentures were issued prior to the first date of any committee action. In addition, the Proposed Legislation could be enacted with retroactive effect. If the Proposed Legislation is enacted so as to apply to the Subordinated Debentures, the Company would not be entitled to an interest deduction with respect to the Subordinated Debentures, which would cause a Tax Event. There can be no assurance that current or future legislative proposals or final legislation will not give rise to a Tax Event, which would permit the Company to cause a redemption of the Subordinated Debentures, as described more fully under "Description of the Subordinated Debentures -- Optional Redemption."

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

     The Company, the obligor with respect to the Subordinated Debentures held by the Trust, and its affiliates and the Property Trustee may be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to many employee benefit plans ("Plans") that are subject to ERISA. Any purchaser proposing to acquire Capital Securities with assets of any Plan should consult with its counsel. The purchase and/or holding of Capital Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which the Company, the Property Trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Capital Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts) or PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts). In addition, a Plan fiduciary considering the purchase of Capital Securities should be aware that the assets of the Trust may be considered "plan assets" for ERISA purposes. Therefore, a Plan fiduciary should consider whether the purchase of Capital Securities could result in a delegation of fiduciary authority to the Property Trustee, and, if so, whether such a delegation of authority is permissible under the Plan's governing instrument or any investment management agreement with the Plan. In making such determination, a Plan fiduciary should note that the Property Trustee is a U.S. bank qualified to be an investment manager (within the meaning of section 3(38) of ERISA) to which such a delegation of authority generally would be permissible under ERISA. Further, prior to an Event of Default with respect to the Subordinated Debentures, the Property Trustee will have only limited custodial and ministerial authority with respect to Trust assets.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement") among the Company, the Trust and Donaldson, Lufkin & Jenrette Securities Corporation and Salomon Brothers Inc (collectively, the "Underwriters"), the Company and the Trust have agreed that the Trust will sell to the Underwriters, and the Underwriters have agreed, severally and not jointly, to purchase from the Trust, the respective number of Capital Securities set forth below opposite their respective names.

                                                                    NUMBER OF
                        UNDERWRITERS                            CAPITAL SECURITIES
                        ------------                            ------------------
Donaldson, Lufkin & Jenrette Securities Corporation.........         150,000
Salomon Brothers Inc .......................................         150,000
                                                                     -------
       Total................................................         300,000
                                                                     =======

     The Underwriters propose to offer the Capital Securities in part directly to the public at the initial public offering price, as set forth on the cover page of this Prospectus Supplement, and in part to certain securities dealers at such price less a concession not in excess of $6.00 per Capital Security. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $2.50 per Capital Security to certain brokers and dealers. After the Capital Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriters.

     In view of the fact that the proceeds of the sale of the Capital Securities will be used to purchase the Subordinated Debentures of the Company, the Underwriting Agreement provides that the Company will agree to pay as compensation to the Underwriters arranging the investment therein of such proceeds, an amount in same day funds of $10.00 per Capital Security (or $3,000,000 in the aggregate).

     During a period of 90 days from the date of this Prospectus Supplement, neither the Trust nor the Company will, without the prior written consent of the Underwriters, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Capital Securities, any security convertible into or exchangeable into or exercisable for Capital Securities or the Subordinated Debentures or any debt securities substantially similar to the Subordinated Debentures or any equity securities substantially similar to the Capital Securities (except for the Subordinated Debentures and the Capital Securities offered hereby).

     In connection with the offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Capital Securities. Specifically, the Underwriters may overallot the Offering, creating syndicate short positions. The Underwriters may bid for and purchase Capital Securities in the open market to cover syndicate short positions. In addition, the Underwriters may bid for and purchase Capital Securities in the open market to stabilize the price of the Capital Securities. These activities may stabilize or maintain the market price of the Capital Securities above independent market levels. The Underwriters are not required to engage in these activities, and may end these activities at any time.

     The Company and the Trust have agreed to indemnify the Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

     Either or both of the Underwriters may serve as financial advisor to the Company from time to time in the future.

                                 LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the Capital Securities will be passed upon on behalf of the Trust by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Trust. The validity of the Subordinated Debentures, the Trust Guarantee and certain matters relating thereto, will be passed upon on behalf of the Company and the Trust by Lawrence W. Inlow, Executive Vice President and General Counsel of the Company. Mr. Inlow is a full-time employee and an officer of the Company and owns 1,556,490 shares of Company Common Stock and holds options to purchase 2,813,800 shares of Company Common Stock. Locke Reynolds Boyd & Weisell, Indianapolis, Indiana, will pass upon certain United States federal income tax matters on behalf of the Company and the Trust. Certain legal matters will be passed upon for the Underwriters by LeBoeuf, Lamb, Greene & MacRae, L.L.P., a limited liability partnership including professional corporations, New York, New York.

                                    EXPERTS

     The consolidated financial statements and schedules of the Company as of, and for the year ended, December 31, 1996 incorporated by reference in this Prospectus Supplement, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report thereon and incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

PROSPECTUS

                                 $1,000,000,000

                                 CONSECO, INC.
 DEBT SECURITIES, PREFERRED STOCK, DEPOSITARY SHARES, COMMON STOCK AND WARRANTS

                           CONSECO FINANCING TRUST I
                           CONSECO FINANCING TRUST II
                          CONSECO FINANCING TRUST III
           PREFERRED SECURITIES FULLY AND UNCONDITIONALLY GUARANTEED
                                BY CONSECO, INC.
                            ------------------------

     Conseco, Inc., an Indiana corporation ("Conseco" or the "Company"), may offer and sell from time to time, in one or more series, (i) its debt securities, consisting of debentures, notes and/or other evidences of indebtedness representing unsecured obligations of Conseco (the "Debt Securities"), (ii) shares of its preferred stock, no par value per share ("Preferred Stock"), which may be represented by depositary shares (the "Depositary Shares") as described herein, (iii) shares of its common stock, no par value per share ("Common Stock"), and (iv) warrants to purchase Debt Securities, Preferred Stock, Common Stock or other securities or rights ("Warrants").

     Conseco Financing Trust I, Conseco Financing Trust II and Conseco Financing Trust III (each, a "Conseco Trust"), statutory business trusts formed under the laws of the State of Delaware, may offer, from time to time, preferred securities, representing preferred undivided beneficial interests in the assets of the respective Conseco Trusts ("Preferred Securities"). The payment of periodic cash distributions ("Distributions") with respect to Preferred Securities out of moneys held by each of the Conseco Trusts, and payments on liquidation, redemption or otherwise with respect to such Preferred Securities, will be guaranteed by the Company to the extent described herein (each, a "Trust Guarantee"). See "Description of Preferred Securities" and "Description of Trust Guarantees." The Company's obligations under the Trust Guarantees will rank junior and subordinate in right of payment to all other liabilities of the Company and pari passu with its obligations under the senior most preferred or preference stock of the Company. See "Description of Trust Guarantees -- Status of the Trust Guarantees." Subordinated Debt Securities (as defined herein) may be issued and sold by the Company in one or more series to a Conseco Trust or a trustee of such Conseco Trust in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of such Conseco Trust. The Subordinated Debt Securities purchased by a Conseco Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such Conseco Trust. The Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Warrants and Preferred Securities are herein collectively referred to as the "Securities."

     Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement"), which will describe, without limitation and where applicable, the following: (i) in the case of Debt Securities, the specific designation, aggregate principal amount, ranking as senior or subordinated Debt Securities, denomination, maturity, premium, if any, interest rate (which may be fixed or variable), time and method of calculating interest, if any, place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable, the currencies or currency units in which principal of, premium, if any, and interest, if any, on such Debt Securities will be payable, any terms of redemption or conversion, any sinking fund provisions, the purchase price, any listing on a securities exchange, any right of the Company to defer payment of interest on the Debt Securities and the maximum length of such deferral period and other special terms; (ii) in the case of Preferred Stock and Depositary Shares, the specific designation, stated value and liquidation preference per share and number of shares offered, the purchase price, dividend rate (which may be fixed or variable), method of calculating payment of dividends, place or places where dividends on such Preferred Stock will be payable, any terms of redemption, dates on which dividends shall be payable and dates from which dividends shall accrue, any listing on a securities exchange, voting and other rights, including conversion or exchange rights, if any, and other special terms, including whether interests in the Preferred Stock will be represented by Depositary Shares and, if so, the fraction of a share of Preferred Stock represented by each Depositary Share; (iii) in the case of Common Stock, the number of shares offered, the initial offering price, market price and dividend information; (iv) in the case of Warrants, the specific designation, the number, purchase price, exercise price and other terms thereof, any listing of the Warrants or the underlying Securities on a securities exchange or any other terms in connection with the offering, sale and exercise of the Warrants, as well as the terms on which and the Securities for which such Warrants may be exercised; and (v) in the case of Preferred Securities, the specific designation, number of securities, liquidation amount per security, the purchase price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, terms for any conversion or exchange into other securities, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Subordinated Debt Securities of the Company.

     The offering price to the public of the Securities will be limited to U.S. $1,000,000,000 in the aggregate (or its equivalent (based on the applicable exchange rate at the time of issue), if Securities are offered for consideration denominated in one or more foreign currencies or currency units as shall be designated by the Company). The Debt Securities may be denominated in United States dollars or, at the option of the Company if so specified in the applicable Prospectus Supplement, in one or more foreign currencies or currency units. The Debt Securities may be issued in registered form or bearer form, or both. If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities.

     The Securities may be sold to or through underwriters, through dealers or agents or directly to purchasers. See "Plan of Distribution." The names of any underwriters, dealers or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.

     This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
     CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is November 12, 1996.

FOR NORTH CAROLINA RESIDENTS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT.

     State insurance holding company laws and regulations applicable to the Company generally provide that no person may acquire control of the Company, and thus indirect control of its insurance subsidiaries, unless such person has provided certain required information to, and such acquisition is approved (or not disapproved) by, the appropriate insurance regulatory authorities. Generally, any person acquiring beneficial ownership of 10% or more of the Common Stock would be presumed to have acquired such control, unless the appropriate insurance regulatory authorities upon advance application determine otherwise.

     NO DEALER, SALESMAN OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR THE DOCUMENTS INCORPORATED OR DEEMED INCORPORATED BY REFERENCE HEREIN. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THOSE SECURITIES TO WHICH IT RELATES, IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by Conseco with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed rates. In addition, the Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission. Copies of such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Company and the Conseco Trusts have filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained herein or in any Prospectus Supplement concerning the provisions of any document do not purport to be complete and, in each instance, are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. For further information with respect to the Company, the Conseco Trusts and the Securities, reference is hereby made to such Registration Statement, including the exhibits thereto and the documents incorporated herein by reference, which can be examined at the Commission's principal office, 450 Fifth Street, N.W., Washington, D.C. 20549, or copies of which can be obtained from the Commission at such office upon payment of the fees prescribed by the Commission.

     No separate financial statements of the Conseco Trusts have been included or incorporated by reference herein. The Company does not consider that such financial statements would be material to holders of the

Preferred Securities because (i) all of the voting securities of the Conseco Trusts will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Conseco Trusts have and will have no independent operations but exist for the sole purpose of issuing securities representing undivided beneficial interests in their assets and investing the proceeds thereof in Subordinated Debt Securities issued by the Company, and
(iii) the Company's obligations described herein and in any accompanying prospectus supplement, under the Declaration (including the obligation to pay expenses of the Conseco Trusts), the Subordinated Indenture and any supplemental indentures thereto, the Subordinated Debt Securities issued to the Conseco Trust and the Trust Guarantees taken together, constitute a full and unconditional guarantee by the Company of payments due on the Preferred Securities. See "Description of Preferred Securities of the Conseco Trusts" and "Description of Trust Guarantees."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by this reference:

     1. Annual Report on Form 10-K for the fiscal year ended December 31, 1995 including Part III thereof which is incorporated by reference from the Company's proxy statement dated April 24, 1996 for its annual meeting of shareholders (the "Company's Annual Report");

     2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996;

     3. Current Reports on Form 8-K dated January 17, 1996, March 11, 1996, March 14, 1996, August 2, 1996, August 25, 1996 and September 25, 1996; and

     4. The description of the Company's Common Stock in its Registration Statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus or any Prospectus Supplement and to be part hereof from the date of filing of such documents.

     Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement. To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement that is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Any such request should be directed to James W. Rosensteele, Vice President, Investor Relations, Conseco, Inc., 11825 N. Pennsylvania Street, Carmel, Indiana 46032 (telephone number: (317) 817-2893).

                                  THE COMPANY

     The Company is a financial services holding company engaged primarily in the development, marketing and administration of annuity, individual health insurance and individual life insurance products. The Company's earnings result primarily from operating life insurance companies and providing investment management, administrative and other fee-based services to affiliated businesses as well as non-affiliates. The Company's operating strategy is to consolidate and streamline management and administrative functions, to realize superior investment returns through active asset management and to focus resources on the development and expansion of profitable products and strong distribution channels.

     The Company's principal executive offices are located at 11825 N. Pennsylvania Street, Carmel, Indiana 46032. Its telephone number is (317) 817-6100.

                               THE CONSECO TRUSTS

     Each of the Conseco Trusts is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust (each a "Declaration") executed by the Company as sponsor for such trust (the "Sponsor"), and the Conseco Trustees (as defined herein) of such trust and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on October 28, 1996. Each Conseco Trust exists for the exclusive purposes of (i) issuing and selling the Preferred Securities and common securities representing common undivided beneficial interests in the assets of such Conseco Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), (ii) using the gross proceeds from the sale of the Trust Securities to acquire the Subordinated Debt Securities and (iii) engaging in only those other activities necessary, appropriate, convenient or incidental thereto. All of the Common Securities will be directly or indirectly owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that, if an event of default under the Declaration has occurred and is continuing, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Company will directly or indirectly acquire Common Securities, in an aggregate liquidation amount equal to at least 3% of the total capital of each Conseco Trust.

     Each Conseco Trust has a term of approximately 55 years but may terminate earlier, as provided in the Declaration. Each Conseco Trust's business and affairs will be conducted by the trustees (the "Conseco Trustees") appointed by the Company as the direct or indirect holder of all of the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Conseco Trustees of each Conseco Trust. The duties and obligations of the Conseco Trustees shall be governed by the Declaration of such Conseco Trust. A majority of the Conseco Trustees (the "Regular Trustees") of each Conseco Trust will be persons who are employees or officers of or who are affiliated with the Company. One Conseco Trustee of each Conseco Trust will be a financial institution that is not affiliated with the Company and has a minimum amount of combined capital and surplus of not less than $50,000,000, which shall act as property trustee and as indenture trustee for the purposes of compliance with the provisions of Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in the applicable Prospectus Supplement (the "Property Trustee"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one Conseco Trustee of each Conseco Trust will be an entity having a principal place of business in, or a natural person resident of, the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the Conseco Trusts and the offering of the Trust Securities.

     The Property Trustee for each Conseco Trust is Fleet National Bank 777 Main Street, Hartford, Connecticut 06115. The Delaware Trustee for each Conseco Trust is First Union Bank of Delaware and its address in the State of Delaware is One Rodney Square, 920 King Street, Wilmington, Delaware 19801. The principal place of business of each Conseco Trust shall be c/o Conseco, Inc., 11825 N. Pennsylvania Street, Carmel, Indiana 46032; telephone (317) 817-6100.

                                USE OF PROCEEDS

     Unless otherwise indicated in the accompanying Prospectus Supplement, the net proceeds received by the Company from the sale of any Subordinated Debt Securities, Common Stock, Preferred Stock, Depositary Shares or Warrants offered hereby are expected to be used for general corporate purposes. The proceeds from the sale of Preferred Securities by the Conseco Trusts will be invested in the Subordinated Debt Securities of the Company. Except as may otherwise be described in the Prospectus Supplement relating to such Preferred Securities, the Company expects to use the net proceeds from the sale of such Subordinated Debt Securities to the Conseco Trusts for general corporate purposes. Any specific allocation of the proceeds to a particular purpose that has been made at the date of any Prospectus Supplement will be described therein.

           RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO FIXED
                     CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth the Company's ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for each of the five years ended December 31, 1995, and for the nine months ended September 30, 1995 and 1996:

                                                                                    NINE MONTHS
                                                                                       ENDED
                                              YEAR ENDED DECEMBER 31,              SEPTEMBER 30,
                                     -----------------------------------------     --------------
                                     1991     1992     1993     1994     1995      1995     1996
                                     -----    -----    -----    -----    -----     -----    -----
Ratio of earnings to fixed
  charges(1)........................ 1.32X    1.54X    2.19X    2.26X    1.57X     1.53X    1.61X
Ratio of earnings to fixed charges,
  excluding interest on annuities
  and financial products(1), (2).... 3.41X    6.24X    8.85X    4.55X    3.80X     3.62X    4.32X
Ratio of earnings to fixed charges
  and preferred stock dividends..... 1.30X    1.50X    2.04X    1.95X    1.50X     1.46X    1.48X
Ratio of earnings to fixed charges
  and preferred stock dividends,
  excluding interest on annuities
  and financial products(2)......... 2.99X    5.09X    6.00X    3.14X    3.06X     2.96X    2.97X

---------------

(1)  Excludes preferred stock dividends.

(2) Excludes interest credited to annuity and financial products of $576.7 million, $506.8 million, $408.5 million, $134.7 million and $585.4 million for the years ended December 31, 1991, 1992, 1993, 1994 and 1995, respectively, and $432.8 million and $474.4 million for the nine months ended September 30, 1995 and 1996, respectively.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities offered hereby, consisting of notes, debentures and other evidences of indebtedness, are to be issued in one or more series constituting either senior Debt Securities ("Senior Debt Securities") or subordinated Debt Securities ("Subordinated Debt Securities"). The Debt Securities will be issued pursuant to indentures described below (as applicable, the "Senior Indenture" or the "Subordinated Indenture", each, an "Indenture" and, together, the "Indentures"), in each case between the Company and the trustee identified therein (the "Trustee"), the forms of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. Except for the subordination provisions of the Subordinated Indenture, for which there are no counterparts in the Senior Indenture, the provisions of the Subordinated Indenture are substantially identical in substance to the provisions of the Senior Indenture that bear the same section numbers.

     The statements herein relating to the Debt Securities and the following summaries of certain general provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indentures (as they may be amended or supplemented from time to time), including the definitions therein of certain terms capitalized in this Prospectus. All article and section references appearing herein are to articles and sections of the applicable Indenture and whenever particular Sections or defined terms of the Indentures (as they may be amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such Sections or defined terms are incorporated herein or therein by reference.

GENERAL

     The Debt Securities will be unsecured obligations of the Company. The Indentures do not limit the aggregate amount of Debt Securities which may be issued thereunder, nor do they limit the incurrence or issuance of other secured or unsecured debt of the Company. The Debt Securities issued under the Senior Indenture will be unsecured and will rank pari passu with all other unsecured and unsubordinated obligations of the Company. The Debt Securities issued under the Subordinated Indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Indenture, to all Senior Indebtedness of the Company. See "-- Subordination under the Subordinated Indenture."

     Reference is made to the applicable Prospectus Supplement which will accompany this Prospectus for a description of the specific series of Debt Securities being offered thereby, including: (1) the title, designation and purchase price, of such Debt Securities; (2) any limit upon the aggregate principal amount of such Debt Securities; (3) the date or dates on which the principal of and premium, if any, on such Debt Securities will mature or the method of determining such date or dates; (4) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method of calculating such rate or rates; (5) the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined; (6) the date or dates on which interest, if any, will be payable and the record date or dates therefor; (7) the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable;
(8) the right, if any, of the Company to defer payment of interest on Debt Securities and the maximum length of any such deferral period; (9) the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at the option of the Company; (10) the obligation, if any, of the Company to redeem or purchase such Debt Securities pursuant to any sinking fund or analogous provisions or upon the happening of a specified event and the period or periods within which, the price or prices at which and the other terms and conditions upon which, such Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligations; (11) the denominations in which such Debt Securities are authorized to be issued; (12) the currency or currency unit for which Debt Securities may be purchased or in which Debt Securities may be denominated and/or the currency or currencies (including currency unit or units) in which principal of, premium, if any, and interest, if any, on such Debt Securities will be payable and whether the Company or the holders of any such Debt Securities may elect to receive payments in respect of such Debt Securities in a currency or currency unit other than that in which such Debt Securities are stated to be payable; (13) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities which will be payable upon declaration of the acceleration of the maturity thereof or the method by which such portion shall be determined; (14) the person to whom any interest on any such Debt Security shall be payable if other than the person in whose name such Debt Security is registered on the applicable record date; (15) any addition to, or modification or deletion of, any Event of Default or any covenant of the Company specified in the Indenture with respect to such Debt Securities; (16) the application, if any, of such means of defeasance or covenant defeasance as may be specified for such Debt Securities; (17) whether such Debt Securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for such global security or securities; (18) any United States Federal income tax considerations applicable to holders of the Debt Securities; and (19) any other special terms pertaining to such Debt Securities. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will not be listed on any securities exchange. (Section 3.1.)

     Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities will be issued in fully-registered form without coupons. Where Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special Federal income tax considerations, applicable to any such Debt Securities and to payment on and transfer and exchange of such Debt Securities will be described in the applicable Prospectus Supplement. Bearer Debt Securities will be transferable by delivery. (Section 3.5.)

     Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain Federal income tax consequences and special considerations applicable to any such Debt Securities, or to Debt Securities issued at par that are treated as having been issued at a discount, will be described in the applicable Prospectus Supplement.

     If the purchase price of any of the Debt Securities is payable in one or more foreign currencies or currency units or if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, or by reference to commodity prices, equity indices or other factors, the restrictions, elections, certain U.S. Federal income tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currency units or commodity prices, equity indices or other factors will be set forth in the applicable Prospectus Supplement. In general, holders of such series of Debt Securities may receive a principal amount on any principal payment date, or a payment of premium, if any, on any premium interest payment date or a payment of interest on any interest payment date, that is greater than or less than the amount of principal, premium, if any, or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, commodity, equity index or other factor.

PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE

     Unless otherwise provided in the applicable Prospectus Supplement, payments in respect of the Debt Securities will be made in the designated currency at the office or agency of the Company maintained for that purpose as the Company may designate from time to time, except that, at the option of the Company, interest payments, if any, on Debt Securities in registered form may be made (i) by checks mailed to the holders of Debt Securities entitled thereto at their registered addresses or (ii) by wire transfer to an account maintained by the person entitled thereto as specified in the Register. (Sections 3.7(a) and 9.2.) Unless otherwise indicated in the applicable Prospectus Supplement, payment of any installment of interest on Debt Securities in registered form will be made to the person in whose name such Debt Security is registered at the close of business on the regular record date for such interest. (Section 3.7(a).)

     Payment in respect of Debt Securities in bearer form will be made in the currency and in the manner designated in the Prospectus Supplement, subject to any applicable laws and regulations, at such paying agencies outside the United States as the Company may appoint from time to time. The paying agents outside the United States initially appointed by the Company for a series of Debt Securities will be named in the Prospectus Supplement. The Company may at any time designate additional paying agents or rescind the designation of any paying agents, except that, if Debt Securities of a series are issuable as Registered Securities, the Company will be required to maintain at least one paying agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain a paying agent in a Place of Payment outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment. (Section 9.2.)

     Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities in registered form will be transferable or exchangeable at the agency of the Company maintained for such purpose as designated by the Company from time to time. (Sections 3.5 and 9.2.) Debt Securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection therewith. (Section 3.5.)

GLOBAL DEBT SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more fully registered global securities (a "Registered Global Security") that will be deposited with a depository (the "Depository") or with a nominee for the Depository identified in the applicable Prospectus Supplement. In such a case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Registered Global Security or Securities. (Section 3.3 of each Indenture.) Unless and until it is exchanged in whole or in part for Debt Securities in definitive certificated form, a Registered Global Security may not be registered for transfer or exchange except as a whole by the Depository for such Registered Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor Depository for such series or a nominee of such successor Depository and except in the circumstances described in the applicable Prospectus Supplement. (Section 3.5.)

     The specific terms of the depository arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the applicable Prospectus Supplement. The Company expects that the following provisions will apply to such depository arrangements.

     Ownership of beneficial interests in a Registered Global Security will be limited to participants or persons that may hold interests through participants (as such term is defined below). Upon the issuance of any Registered Global Security, and the deposit of such Registered Global Security with or on behalf of the Depository for such Registered Global Security, the Depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Registered Global Security to the accounts of institutions ("participants") that have accounts with the Depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests by participants in such Registered Global Security will be shown on, and the transfer of such beneficial interests will be effected only through, records maintained by the Depository for such Registered Global Security or by its nominee. Ownership of beneficial interests in such Registered Global Security by persons that hold through participants will be shown on, and the transfer of such beneficial interests within such participants will be effected only through, records maintained by such participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Registered Global Security.

     So long as the Depository for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the applicable Indenture. Unless otherwise specified in the applicable Prospectus Supplement and except as specified below, owners of beneficial interests in such Registered Global Security will not be entitled to have Debt Securities of the series represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the holders thereof for any purposes under the relevant Indenture. (Section 3.8.) Accordingly, each person owning a beneficial interest in such Registered Global Security must rely on the procedures of the Depository and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the relevant Indenture. The Depository may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the relevant Indenture. The Company understands that, under existing industry practices, if the Company requests any action of holders or if any owner of a beneficial interest in such Registered Global Security desires to give any notice or take any action which a holder is entitled to give or take under the relevant Indenture, the Depository would authorize the participants to give such notice or take such action, and such participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Unless otherwise specified in the applicable Prospectus Supplement, payments with respect to principal, premium, if any, and interest, if any, on Debt Securities represented by a Registered Global Security registered in the name of a Depository or its nominee will be made to such Depository or its nominee, as the case may be, as the registered owner of such Registered Global Security.

     The Company expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Registered Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names," and will be the responsibility of such participants. None of the Company, the respective Trustees or any agent of the Company or the respective Trustees shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests of a Registered Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests. (Section 3.8.)

     Unless otherwise specified in the applicable Prospectus Supplement, if the Depository for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depository or ceases to be a clearing agency registered under the Exchange Act and a duly registered successor Depository is not appointed by the Company within 90 days, the Company will issue such Debt Securities in definitive certificated form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive certificated form in exchange for all of the Registered Global Security or Securities representing such Debt Securities. (Section 3.5.)

     The Debt Securities of a series may also be issued in whole or in part in the form of one or more bearer global securities (a "Bearer Global Security") that will be deposited with a depository, or with a nominee for such depository, identified in the applicable Prospectus Supplement. Any such Bearer Global Security may be issued in temporary or permanent form. (Section 3.4.) The specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of Debt Securities to be represented by one or more Bearer Global Securities will be described in the applicable Prospectus Supplement.

CONSOLIDATION, MERGER OR SALE BY THE COMPANY

     The Company shall not consolidate with or merge into any other corporation or sell its assets substantially as an entirety, unless: (i) the corporation formed by such consolidation or into which the Company is merged or the corporation which acquires its assets is organized in the United States; (ii) the corporation formed by such consolidation or into which the Company is merged or which acquires the Company's assets substantially as an entirety expressly assumes all of the obligations of the Company under each Indenture; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have happened and be continuing, and (iv) if, as a result of such transaction, properties or assets of the Company would become subject to an encumbrance which would not be permitted by the terms of any series of Debt Securities, the Company or the successor corporation, as the case may be, shall take such steps as are necessary to secure such Debt Securities equally and ratably with all indebtedness secured thereunder. Upon any such consolidation, merger or sale, the successor corporation formed by such consolidation, or into which the Company is merged or to which such sale is made, shall succeed to, and be substituted for the Company under each Indenture. (Section 7.1.)

EVENTS OF DEFAULT, NOTICE AND CERTAIN RIGHTS ON DEFAULT

     Each Indenture provides that, if an Event of Default specified therein occurs with respect to the Debt Securities of any series and is continuing, the Trustee for such series or the holders of 25% in aggregate principal amount of all of the outstanding Debt Securities of that series, by written notice to the Company

(and to the Trustee for such series, if notice is given by such holders of Debt Securities), may declare the principal of (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount specified in the Prospectus Supplement) and accrued interest on all the Debt Securities of that series to be due and payable (provided, with respect to any Debt Securities issued under the Subordinated Indenture, that the payment of principal and interest on such Debt Securities shall remain subordinated to the extent provided in Article 12 of the Subordinated Indenture). (Section 5.2.)

     Events of Default with respect to Debt Securities of any series are defined in each Indenture as being: (a) default for 30 days in payment of any interest on any Debt Security of that series or any coupon appertaining thereto or any additional amount payable with respect to Debt Securities of such series as specified in the applicable Prospectus Supplement when due; (b) default in payment of principal, or premium, if any, at maturity or on redemption or otherwise, or in the making of a mandatory sinking fund payment of any Debt Securities of that series when due; (c) default for 60 days after notice to the Company by the Trustee for such series, or by the holders of 25% in aggregate principal amount of the Debt Securities of such series then outstanding, in the performance of any other agreement in the Debt Securities of that series, in the Indenture or in any supplemental indenture or board resolution referred to therein under which the Debt Securities of that series may have been issued; (d) default resulting in acceleration of other indebtedness of the Company for borrowed money where the aggregate principal amount so accelerated exceeds $25 million and such acceleration is not rescinded or annulled within 30 days after the written notice thereof to the Company by the Trustee or to the Company and the Trustee by the holders of 25% in aggregate principal amount of the Debt Securities of such series then outstanding, provided that such Event of Default will be remedied, cured or waived if the default that resulted in the acceleration of such other indebtedness is remedied, cured or waived; and (e) certain events of bankruptcy, insolvency or reorganization of the Company. (Section 5.1.) The definition of "Event of Default" in each Indenture specifically excludes a default under a secured debt under which the obligee has recourse (exclusive of recourse for ancillary matters such as environmental indemnities, misapplication of funds, costs of enforcement, etc.) only to the collateral pledged for repayment, and where the fair market value of such collateral does not exceed two percent of Total Assets (as defined in the Indenture) at the time of the default. Events of Default with respect to a specified series of Debt Securities may be added to the Indenture and, if so added, will be described in the applicable Prospectus Supplement. (Sections 3.1 and 5.1(7).)

     Each Indenture provides that the Trustee will, within 90 days after the occurrence of a Default with respect to the Debt Securities of any series, give to the holders of the Debt Securities of that series notice of all Defaults known to it unless such Default shall have been cured or waived; provided that except in the case of a Default in payment on the Debt Securities of that series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of the holders of the Debt Securities of that series. (Section 6.6.) "Default" means any event which is, or after notice or passage of time or both, would be, an Event of Default. (Section 1.1.)

     Each Indenture provides that the holders of a majority in aggregate principal amount of the Debt Securities of each series affected (with each such series voting as a class) may, subject to certain limited conditions, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for such series, or exercising any trust or power conferred on such Trustee. (Section 5.8.)

     Each Indenture includes a covenant that the Company will file annually with the Trustee a certificate as to the Company's compliance with all conditions and covenants of such Indenture. (Section 9.5.)

     The holders of a majority in aggregate principal amount of any series of Debt Securities by notice to the Trustee for such series may waive, on behalf of the holders of all Debt Securities of such series, any past Default or Event of Default with respect to that series and its consequences except a Default or Event of Default in the payment of the principal of, premium, if any, or interest, if any, on any Debt Security, and except in respect of an Event of Default resulting from the breach of a covenant or provision of either Indenture which, pursuant to the applicable Indenture, cannot be amended or modified without the consent of the holders of each outstanding Debt Security of such series affected. (Section 5.7.)

MODIFICATION OF THE INDENTURES

     Each Indenture contains provisions permitting the Company and the Trustee to enter into one or more supplemental indentures without the consent of the holders of any of the Debt Securities in order (i) to evidence the succession of another corporation to the Company and the assumption of the covenants of the Company by a successor to the Company; (ii) to add to the covenants of the Company or surrender any right or power of the Company; (iii) to add additional Events of Default with respect to any series of Debt Securities; (iv) to add or change any provisions to such extent as necessary to permit or facilitate the issuance of Debt Securities in bearer form; (v) to change or eliminate any provision affecting only Debt Securities not yet issued; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities; (viii) to evidence and provide for successor Trustees; (ix) if allowed without penalty under applicable laws and regulations, to permit payment in respect of Debt Securities in bearer form in the United States; (x) to correct any defect or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under such Indenture, provided that such action does not adversely affect the interests of any holder of Debt Securities of any series; or (xi) to cure any ambiguity or correct any mistake. The Subordinated Indenture also permits the Company and the Trustee thereunder to enter into such supplemental indentures to modify the subordination provisions contained in the Subordinated Debenture except in a manner adverse to any outstanding Debt Securities. (Section 8.1.)

     Each Indenture also contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities affected by such supplemental indenture (with the Debt Securities of each series voting as a class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of such Indenture or any supplemental indenture or modifying the rights of the holders of Debt Securities of such series, except that, without the consent of the holder of each Debt Security so affected, no such supplemental indenture may: (i) change the time for payment of principal or premium, if any, or interest on any Debt Security; (ii) reduce the principal of, or any installment of principal of, or premium, if any, or interest on any Debt Security, or change the manner in which the amount of any of the foregoing is determined; (iii) reduce the amount of premium, if any, payable upon the redemption of any Debt Security; (iv) reduce the amount of principal payable upon acceleration of the maturity of any Original Issue Discount or Index Security; (v) change the currency or currency unit in which any Debt Security or any premium or interest thereon is payable; (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security; (vii) reduce the percentage in principal amount of the outstanding Debt Securities affected thereby the consent of whose holders is required for modification or amendment of such Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; (viii) change the obligation of the Company to maintain an office or agency in the places and for the purposes specified in such Indenture; (ix) modify the provisions relating to the subordination of outstanding Debt Securities of any series in a manner adverse to the holders thereof; or (x) modify the provisions relating to waiver of certain defaults or any of the foregoing provisions. (Section 8.2.)

SUBORDINATION UNDER THE SUBORDINATED INDENTURE

     In the Subordinated Indenture, the Company will covenant and agree that any Subordinated Debt Securities issued thereunder are subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Subordinated Indenture. (Section 12.1 of the Subordinated Indenture.) The Subordinated Indenture defines the term "Senior Indebtedness" as the principal, premium, if any, and interest on: (i) all indebtedness of the Company, whether outstanding on the date of the issuance of Subordinated Debt Securities or thereafter created, incurred or assumed, which is for money borrowed, or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities; (ii) any indebtedness of others of the kinds described in the preceding clause (i) for the payment of which the Company is responsible or liable as guarantor or otherwise; and (iii) amendments, renewals, extensions and refundings of any such indebtedness, unless in any instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that such indebtedness is not superior in right of payment to

Subordinated Debt Securities. The Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Indebtedness or extension or renewal of the Senior Indebtedness. (Section 12.2 of the Subordinated Indenture.)

     If (i) the Company defaults in the payment of any principal, or premium, if any, or interest on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or declaration or otherwise or (ii) an event of default occurs with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof and written notice of such event of default (requesting that payments on Subordinated Debt Securities cease) is given to the Company by the holders of Senior Indebtedness, then unless and until such default in payment or event of default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or securities, by set-off or otherwise) shall be made or agreed to be made on account of the Subordinated Debt Securities or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of Subordinated Debt Securities. (Section 12.4 of the Subordinated Indenture.)

     In the event of (i) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its property, (ii) any proceeding for the liquidation, dissolution or other winding-up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,
(iii) any assignment by the Company for the benefit of creditors or (iv) any other marshalling of the assets of the Company, all Senior Indebtedness (including, without limitation, interest accruing after the commencement of any such proceeding, assignment or marshalling of assets) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made by the Company on account of Subordinated Debt Securities. In any such event, any payment or distribution, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions of the Subordinated Indenture with respect to the indebtedness evidenced by Subordinated Debt Securities, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of Subordinated Debt Securities (including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of Subordinated Debt Securities) shall be paid or delivered directly to the holders of Senior Indebtedness, or to their representative or trustee, in accordance with the priorities then existing among such holders until all Senior Indebtedness shall have been paid in full. (Section 12.3 of the Subordinated Indenture.) No present or future holder of any Senior Indebtedness shall be prejudiced in the right to enforce subordination of the indebtedness evidenced by Subordinated Debt Securities by any act or failure to act on the part of the Company. (Section 12.9 of the Subordinated Indenture.)

     Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of such Senior Indebtedness then outstanding. Upon the payment in full of all Senior Indebtedness, the holders of Subordinated Debt Securities shall be subrogated to all the rights of any holders of Senior Indebtedness to receive any further payments or distributions applicable to the Senior Indebtedness until all Subordinated Debt Securities shall have been paid in full, and such payments or distributions received by any holder of Subordinated Debt Securities, by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Indebtedness, shall, as between the Company and its creditors other than the holders of Senior Indebtedness, on the one hand, and the holders of Subordinated Debt Securities, on the other, be deemed to be a payment by the Company on account of Senior Indebtedness, and not on account of Subordinated Debt Securities. (Section 12.7 of the Subordinated Indenture.)

     The Subordinated Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Subordinated Debt Securities, may be changed prior to such issuance. Any such change would be described in the applicable Prospectus Supplement relating to such Subordinated Debt Securities.

DEFEASANCE AND COVENANT DEFEASANCE

     If indicated in the applicable Prospectus Supplement, the Company may elect either (i) to defease and be discharged from any and all obligations with respect to the Debt Securities of or within any series (except as otherwise provided in the relevant Indenture) ("defeasance") or (ii) to be released from its obligations with respect to certain covenants applicable to the Debt Securities of or within any series ("covenant defeasance"), upon the deposit with the relevant Trustee (or other qualifying trustee), in trust for such purpose, of money and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of and any premium or interest on such Debt Securities to Maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, the Company must deliver to the Trustee an Opinion of Counsel to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such Opinion of Counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the relevant Indenture. (Article 4.) If indicated in the applicable Prospectus Supplement, in addition to obligations of the United States or an agency or instrumentality thereof, Government Obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency or currency unit in which Debt Securities of such series are payable. (Section 3.1.)

     In addition, with respect to the Subordinated Indenture, in order to be discharged no event or condition shall exist that, pursuant to certain provisions described under "-- Subordination under the Subordinated Indenture" above, would prevent the Company from making payments of principal of (and premium, if any) and interest on Subordinated Debt Securities at the date of the irrevocable deposit referred to above. (Section 4.6(j) of the Subordinated Indenture.)

     The Company may exercise its defeasance option with respect to such Debt Securities notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its defeasance option, payment of such Debt Securities may not be accelerated because of a Default or an Event of Default. (Section 4.4.) If the Company exercises its covenant defeasance option, payment of such Debt Securities may not be accelerated by reason of a Default or an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if such acceleration were to occur by reason of another Event of Default, the realizable value at the acceleration date of the money and Government Obligations in the defeasance trust could be less than the principal and interest then due on such Debt Securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

THE TRUSTEES

     LTCB Trust Company will be the Trustee under the Senior Indenture. Fleet National Bank will be the Trustee under the Subordinated Indenture. The Company may also maintain banking and other commercial relationships with each of the Trustees and their affiliates in the ordinary course of business.

                          DESCRIPTION OF CAPITAL STOCK

     At October 21, 1996, the authorized capital stock of the Company was 520,000,000 shares, consisting of:

     (a) 20,000,000 shares of Preferred Stock, of which 4,369,700 shares of Preferred Redeemable Increased Dividend Equity Securities, 7% PRIDES, were outstanding; and

     (b) 500,000,000 shares of Common Stock, of which 66,994,809 shares were outstanding.

     In general, the classes of authorized capital stock are afforded preferences with respect to dividends and liquidation rights in the order listed above. The Board of Directors of the Company is empowered, without approval of the shareholders, to cause the Preferred Stock to be issued in one or more series, with the numbers of shares of each series and the rights, preferences and limitations of each series to be determined by it including, without limitation, the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of Preferred Stock (or of the entire class of Preferred Stock if none of such shares have been issued), the number of shares constituting each such series and the terms and conditions of the issue thereof. The descriptions set forth below do not purport to be complete and are qualified in their entirety by reference to the Amended and Restated Articles of Incorporation of the Company, as amended (the "Articles of Incorporation").

     The Prospectus Supplement relating to an offering of Common Stock will describe terms relevant thereto, including the number of shares offered, the initial offering price, market price and dividend information.

     The applicable Prospectus Supplement will describe the following terms of any Preferred Stock in respect of which this Prospectus is being delivered (to the extent applicable to such Preferred Stock): (i) the specific designation, number of shares, seniority and purchase price; (ii) any liquidation preference per share; (iii) any date of maturity; (iv) any redemption, repayment or sinking fund provisions; (v) any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined); (vi) any voting rights; (vii) if other than the currency of the United States of America, the currency or currencies, including composite currencies, in which such Preferred Stock is denominated and/or in which payments will or may be payable; (viii) the method by which amounts in respect of such Preferred Stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation; (ix) whether the Preferred Stock is convertible or exchangeable and, if so, the securities or rights into which such Preferred Stock is convertible or exchangeable (which may include other Preferred Stock, Debt Securities, Common Stock or other securities or rights of the Company (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or a combination of the foregoing), and the terms and conditions upon which such conversions or exchanges will be effected, including the initial conversion or exchange prices or rates, the conversion or exchange period and any other related provisions; (x) the place or places where dividends and other payments on the Preferred Stock will be payable; and (xi) any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

     As described under "Description of Depositary Shares", the Company may, at its option, elect to offer Depositary Shares evidenced by depositary receipts ("Depositary Receipts"), each representing an interest (to be specified in the applicable Prospectus Supplement relating to the particular series of the Preferred Stock) in a share of the particular series of the Preferred Stock issued and deposited with a Preferred Stock Depositary (as defined herein).

     All shares of Preferred Stock offered hereby, or issuable upon conversion, exchange or exercise of Securities, will, when issued, be fully paid and non-assessable.

COMMON STOCK

     Dividends. Except as provided below, holders of Common Stock are entitled to receive dividends and other distributions in cash, stock or property of the Company, when, as and if declared by the Board of Directors out of assets or funds of the Company legally available therefor and shall share equally on a per share basis in all such dividends and other distributions (subject to the rights of holders of Preferred Stock).

     Voting Rights. At every meeting of shareholders, every holder of Common Stock is entitled to one vote per share. Subject to any voting rights which may be granted to holders of Preferred Stock any action submitted to shareholders is approved if the number of votes cast in favor of such action exceeds the number of votes against, except where other provision is made by law and subject to applicable quorum requirements.

     Liquidation Rights. In the event of any liquidation, dissolution or winding-up of the business of the Company, whether voluntary or involuntary (any such event, a "Liquidation"), the holders of Common Stock are entitled to share equally in the assets available for distribution after payment of all liabilities and provision for the liquidation preference of any shares of Preferred Stock then outstanding.

     Miscellaneous. The holders of Common Stock have no preemptive rights, cumulative voting rights, subscription rights, or conversion rights and the Common Stock is not subject to redemption.

     The transfer agent and registrar with respect to the Common Stock and the PRIDES is First Union National Bank of North Carolina.

     All shares of Common Stock offered hereby, or issuable upon conversion, exchange or exercise of Securities, will, when issued, be fully paid and non-assessable. The Common Stock is traded on the New York Stock Exchange under the symbol "CNC".

PRIDES

     General. The PRIDES are shares of convertible preferred stock and rank prior to the Common Stock as to payment of dividends and distribution of assets upon liquidation. The shares of PRIDES mandatorily convert into shares of Common Stock on February 1, 2000, (the "Mandatory Conversion Date"), and the Company has the option to redeem the shares of PRIDES, in whole or in part, at any time and from time to time on or after February 1, 1999 and prior to the Mandatory Conversion Date pursuant to the terms described below and payable in shares of Common Stock. In addition, the shares of PRIDES are convertible into shares of Common Stock at the option of the holder at any time prior to the Mandatory Conversion Date as set forth below.

     Dividends. Holders of shares of PRIDES are entitled to receive annual cumulative dividends at a rate per annum of 7% of the stated liquidation preference (equivalent to $4.279 per each share of PRIDES) payable quarterly in arrears on each February 1, May 1, August 1, and November 1.

     Mandatory Conversion. On the Mandatory Conversion Date, unless previously redeemed or converted, each outstanding share of PRIDES will mandatorily convert into (i) two shares of Common Stock, subject to adjustment in certain events, and (ii) the right to receive cash in an amount equal to all accrued and unpaid dividends thereon (other than previously declared dividends payable to a holder of record as of a prior date).

     Optional Redemption. Shares of PRIDES are not redeemable prior to February 1, 1999. At any time and from time to time on or after February 1, 1999 and ending immediately prior to the Mandatory Conversion Date, the Company may redeem any or all of the outstanding shares of PRIDES. Upon any such redemption, each holder will receive, in exchange for each share of PRIDES, the number of shares of Common Stock equal to the Call Price (which is the sum of (i) $62.195, declining after February 1, 1999 to $61.125 until the Mandatory Conversation Date and (ii) all accrued and unpaid dividends thereon (other than previously declared dividends payable to a holder of record as of a prior date)) divided by the current market price on the applicable date of determination, but in no event less than 1.71 shares of Common Stock, subject to adjustment. The number of shares of Common Stock to be delivered in payment of the applicable Call Price will be determined on the basis of the current market price of the Common Stock prior to the announcement of the redemption.

     Conversion at the Option of the Holder. At any time prior to the Mandatory Conversion Date, unless previously redeemed, each share of PRIDES is convertible at the option of the holder thereof into 1.71 shares of Common Stock (the "Optional Conversion Rate"), equivalent to the conversion price of $35.745 per share of Common Stock, subject to adjustment as described herein. The right of holders to convert shares of PRIDES called for redemption will terminate immediately prior to the close of business on the redemption date.

     Voting Rights. The holders of shares of PRIDES will have the right with the holders of Common Stock to vote in the election of directors and upon each other matter coming before any meeting of the holders of Common Stock on the basis of 4/5 of one vote for each share of PRIDES. On such matters, the holders of shares of PRIDES and the holders of Common Stock will vote together as one class except as otherwise provided by law or the Company's Articles of Incorporation. In addition, (i) whenever dividends on the shares of PRIDES or any other series of the Company's preferred stock with like voting rights are in arrears and unpaid for six quarterly dividend periods, and in certain other circumstances, the holders of the shares of PRIDES (voting separately as a class with the holders of all other series of the Company's preferred stock with like voting rights that are exercisable) will be entitled to vote, on the basis of one vote for each share of PRIDES, for the election of two directors of the Company, such directors to be in addition to the number of directors constituting the Board of Directors immediately prior to the accrual of such right, and (ii) the holders of the shares of PRIDES may have voting rights with respect to certain alterations of the Company's Articles of Incorporation and certain other matters, voting on the same basis or separately as a series.

     Liquidation Preference and Ranking. The shares of PRIDES rank prior to the Common Stock as to payment of dividends and distribution of assets upon liquidation. The liquidation preference of each share of PRIDES is an amount equal to the sum of (i) $61.125 per share and (ii) all accrued and unpaid dividends thereon.

CERTAIN PROVISIONS OF THE ARTICLES OF INCORPORATION AND BY-LAWS OF CONSECO

     Certain provisions of the Articles of Incorporation and the Code of By-laws of the Company (the "By-laws") may make it more difficult to effect a change in control of the Company if the Board of Directors determines that such action would not be in the best interests of the shareholders. It could be argued, contrary to the belief of the Board of Directors, that such provisions are not in the best interests of the shareholders to the extent that they will have the effect of tending to discourage possible takeover bids, which might be at prices involving a premium over then recent market quotations for the Common Stock. The most important of those provisions are described below.

     The Articles of Incorporation authorize the establishment of a classified Board of Directors pursuant to the By-laws. The By-laws, in turn, provide that the Directors serve staggered three-year terms, with the members of only one class being elected in any year.

     A classified Board of Directors may increase the difficulty of removing incumbent directors, providing such directors with enhanced ability to retain their positions. A classified Board of Directors may also make the acquisition of control of the Company by a third party by means of a proxy contest more difficult. In addition, the classification may make it more difficult to replace a majority of directors for business reasons unrelated to a change in control.

     The Articles of Incorporation provide that holders of the Company's voting stock shall not be entitled to vote on certain business transactions (defined to include, among other things, certain mergers, consolidations, sales, leases, transfers or other dispositions of a substantial part of the Company's assets) with certain related persons (which includes persons beneficially owning more than 10% of the Company's outstanding voting stock), nor may such business combination transactions be effected, unless (i) the relevant business combination shall have been approved by two-thirds of the continuing directors or (ii) the aggregate amount of the cash and the fair value of any consideration other than cash to be received by any holder of the Company's Common Stock or Preferred Stock in the business combination for each such share of Common Stock or Preferred Stock shall be at least equal to the highest per share price paid by the related person in order to acquire any shares of Common Stock or Preferred Stock, as the case may be, beneficially owned by such related person.

     As discussed above, Preferred Stock may be issued from time to time in one or more series with such rights, preferences, limitations and restrictions as may be determined by the Board of Directors. The issuance of Preferred Stock could be used, under certain circumstances, as a method of delaying or preventing a change of control of the Company and could have a detrimental effect on the rights of holders of Common Stock, including loss of voting control.

     The provisions of the Articles of Incorporation regarding the classified Board of Directors and certain business combination transactions may not be amended without the affirmative approval of holders of not less than 80% of the outstanding voting stock of the Company.

     The By-laws may be amended by majority vote of the Board of Directors.

CERTAIN PROVISIONS OF CORPORATE AND INSURANCE LAWS

     In addition to the Articles of Incorporation and By-laws, certain provisions of Indiana law may delay, deter or prevent a merger, tender offer or other takeover attempt of the Company.

     Under the Indiana Business Corporation Law (the "IBCL"), a director may, in considering the best interests of a corporation, consider the effects of any action on shareholders, employees, suppliers and customers of the corporation, on communities in which offices or other facilities of the corporation are located, and any other factors the director considers pertinent.

     The IBCL provides that no business combination (defined to include certain mergers, sales of assets, sales of 5% or more of outstanding stock, loans, recapitalizations or liquidations or dissolutions) involving a corporation and an interested shareholder (defined to include any holder of 10% or more of such corporation's voting stock) may be entered into unless (1) it has been approved by the board of directors of the corporation or (2) (a) five years have expired since the acquisition of shares of the corporation by the interested shareholder, (b) all requirements of the corporation's articles of incorporation relating to business combinations have been satisfied and (c) either (i) a majority of shareholders of the corporation (excluding the interested shareholder) approve the business combination or (ii) all shareholders are paid fair value (as defined in the statute) for their stock. However, such law does not restrict any offer to purchase all of a corporation's shares.

     The IBCL also provides that when a target corporation (such as the Company), incorporated in Indiana and having its principal place of business, principal office or substantial assets in Indiana, has a certain threshold of ownership by Indiana residents, any acquisition which, together with its previous holdings, gives the acquiror at least 20% of the target's voting stock triggers a shareholder approval mechanism. If the acquiror files a statutorily required disclosure statement, the target's management has 50 days within which to hold a special meeting of shareholders at which all disinterested shareholders of the target (those not affiliated with the acquiror or any officer or inside director of the target) consider and vote upon whether the acquiror shall have voting rights with respect to the shares of the target held by it. Without shareholder approval, the shares acquired by the acquiror have no voting rights. If the acquiror fails to file the statutorily required disclosure statement, the target can redeem the acquiror's shares at a price to be determined according to procedures devised by the target. In order for these provisions of the IBCL not to apply to a particular Indiana company, the company must affirmatively so provide in its articles of incorporation or bylaws.

     In addition, the insurance laws and regulations of the jurisdictions in which the Company's insurance subsidiaries do business may impede or delay a business combination involving the Company.

                        DESCRIPTION OF DEPOSITARY SHARES

     The description set forth below of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts summarizes the material terms of the Deposit Agreement and of the Depositary Shares and Depositary Receipts and is qualified in its entirety by reference to the form of Deposit Agreement and form of Depositary Receipts relating to each series of the Preferred Stock, as well as the Articles of Incorporation or any required amendment thereto describing the applicable series of Preferred Stock.

GENERAL

     The Company may, as its option, elect to have shares of Preferred Stock be represented by Depositary Shares. The shares of any series of the Preferred Stock underlying the Depositary Shares will be deposited under a separate deposit agreement (the "Deposit Agreement") to be entered into by the Company and a bank or trust company selected by the Company (the "Preferred Stock Depositary") a form of which will be filed as an exhibit to a Current Report on Form 8-K. The Prospectus Supplement relating to a series of Depositary Shares will set forth the name and address of the Preferred Stock Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, proportionately, to all the rights, preferences and privileges of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion, exchange and liquidation rights).

     The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement, each of which will represent the fractional interest in the number of shares of a particular series of the Preferred Stock described in the applicable Prospectus Supplement.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The Preferred Stock Depositary will distribute all cash dividends or other cash distributions in respect of the series of Preferred Stock represented by the Depositary Shares to the record holders of Depositary Receipts in proportion, insofar as possible, to the number of Depositary Shares owned by such holders. The Depositary, however, will distribute only such amount as can be distributed without attributing to any Depositary Share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the Depositary for distribution to record holders of Depositary Receipts then outstanding.

     In the event of a distribution other than in cash in respect of the Preferred Stock, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Receipts in proportion, insofar as possible, to the number of Depositary Shares owned by such holders, unless the Preferred Stock Depositary determines (after consultation with the Company) that it is not feasible to make such distribution, in which case the Preferred Stock Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including a public or private sale, of such property, and distribution of the net proceeds from such sale to such holders.

     The amount so distributed to record holders of Depositary Receipts in any of the foregoing cases will be reduced by any amount required to be withheld by the Company or the Preferred Stock Depositary on account of taxes.

CONVERSION AND EXCHANGE

     If any series of Preferred Stock underlying the Depositary Shares is subject to provisions relating to its conversion or exchange, as set forth in the applicable Prospectus Supplement relating thereto, each record holder of Depositary Receipts will have the right or obligation to convert or exchange the Depositary Shares represented by such Depositary Receipts pursuant to the terms thereof.

REDEMPTION OF DEPOSITARY SHARES

     If any series of Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Preferred Stock Depositary resulting from the redemption, in whole or in part, of the Preferred Stock held by the Preferred Stock Depositary. Whenever the Company redeems Preferred Stock from the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date a proportionate number of Depositary Shares representing the shares of Preferred Stock that were redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Company.

     After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the redemption price upon such redemption. Any funds deposited by the Company with the Preferred Stock Depositary for any Depositary Shares which the holders thereof fail to redeem shall be returned to the Company after a period of two years from the date such funds are so deposited.

VOTING

     Upon receipt of notice of any meeting at which the holders of any shares of Preferred Stock underlying the Depositary Shares are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice to the record holders of the Depositary Receipts. Each record holder of such Depositary Receipts on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock underlying such holder's Depositary Shares. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock underlying such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting any of the Preferred Stock to the extent it does not receive specific written instructions from holders of Depositary Receipts representing such Preferred Stock.

RECORD DATE

     Whenever (i) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the Preferred Stock, or (ii) the Preferred Stock Depositary shall receive notice of any meeting at which holders of Preferred Stock are entitled to vote or of which holders of Preferred Stock are entitled to notice, or of the mandatory conversion of, or any election on the part of the Company to call for the redemption of, any Preferred Stock, the Preferred Stock Depositary shall in each such instance fix a record date (which shall be the same as the record date for the Preferred Stock) for the determination of the holders of Depositary Receipts (x) that shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) that shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the Deposit Agreement.

WITHDRAWAL OF PREFERRED STOCK

     Upon surrender of Depositary Receipts at the principal office of the Preferred Stock Depositary, upon payment of any unpaid amount due the Preferred Stock Depositary, and subject to the terms of the Deposit Agreement, the owner of the Depositary Shares evidenced thereby is entitled to delivery of the number of whole shares of Preferred Stock and all money and other property, if any, represented by such Depositary Shares. Partial shares of Preferred Stock will not be issued. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Preferred Stock to be withdrawn, the Preferred Stock Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares. Holders of Preferred Stock thus withdrawn will not thereafter be entitled to deposit such shares under the Deposit Agreement or to receive Depositary Receipts evidencing Depositary Shares therefor.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The Deposit Agreement will provide that the form of Depositary Receipt and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Preferred Stock Depositary. However, any amendment which imposes or increases any fees, taxes or other charges payable by the holders of Depositary Receipts (other than taxes and other governmental charges, fees and other expenses payable by such holders as stated under "Charges of Preferred Stock Depositary"), or which otherwise prejudices any substantial existing right of holders of Depositary Receipts, will not take effect as to outstanding Depositary Receipts until the expiration of 90 days after notice of such amendment has been mailed to the record holders of outstanding Depositary Receipts.

     Whenever so directed by the Company, the Preferred Stock Depositary will terminate the Deposit Agreement by mailing notice of such termination to the record holders of all Depositary Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Preferred Stock Depositary may likewise terminate the Deposit Agreement if at any time 45 days shall have expired after the Preferred Stock Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any Depositary Receipts remain outstanding after the date of termination, the Preferred Stock Depositary thereafter will discontinue the transfer of Depositary Receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement except as provided below and except that the Preferred Stock Depositary will continue (i) to collect dividends on the Preferred Stock and any other distributions with respect thereto and (ii) to deliver the Preferred Stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for Depositary Receipts surrendered. At any time after the expiration of two years from the date of termination, the Preferred Stock Depositary may sell the Preferred Stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper, and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of Depositary Receipts which have not been surrendered.

CHARGES OF PREFERRED STOCK DEPOSITARY

     The Company will pay all charges of the Preferred Stock Depositary including charges in connection with the initial deposit of the Preferred Stock, the initial issuance of the Depositary Receipts, the distribution of information to the holders of Depositary Receipts with respect to matters on which Preferred Stock is entitled to vote, withdrawals of the Preferred Stock by the holders of Depositary Receipts or redemption or conversion of the Preferred Stock, except for taxes (including transfer taxes, if any) and other governmental charges and such other charges as are expressly provided in the Deposit Agreement to be at the expense of holders of Depositary Receipts or persons depositing Preferred Stock.

MISCELLANEOUS

     The Preferred Stock Depositary will make available for inspection by holders of Depositary Receipts, at its Corporate Office and its New York Office, all reports and communications from the Company which are delivered to the Preferred Stock Depositary as the holder of Preferred Stock.

     Neither the Preferred Stock Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Preferred Stock Depositary under the Deposit Agreement are limited to performing its duties thereunder without negligence or bad faith. The obligations of the Company under the Deposit Agreement are limited to performing its duties thereunder in good faith. Neither the Company nor the Preferred Stock Depositary is obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. The Company and the Preferred Stock Depositary are entitled to rely upon advice of or information from counsel, accountants or other persons believed to be competent and on documents believed to be genuine.

     The Preferred Stock Depositary may resign at any time or be removed by the Company, effective upon the acceptance by its successor of its appointment; provided, that if a successor Preferred Stock Depositary has not been appointed or accepted such appointment within 45 days after the Preferred Stock Depositary has delivered a notice of election to resign to the Company, the Preferred Stock Depositary may terminate the Deposit Agreement. See "Amendment and Termination of the Deposit Agreement" above.

                            DESCRIPTION OF WARRANTS

GENERAL

     The Company may issue Warrants to purchase Debt Securities, Preferred Stock, Common Stock or any combination thereof, and such Warrants may be issued independently or together with any such Securities and may be attached to or separate from such Securities. Each series of Warrants will be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between the Company and a warrant agent ("Warrant Agent") a form of which will be filed as an exhibit to a Current Report on Form 8-K. The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of each such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered hereby. Further terms of the Warrants and the applicable Warrant Agreement will be set forth in the applicable Prospectus Supplement.

     The applicable Prospectus Supplement will describe the terms of any Warrants in respect of which this Prospectus is being delivered, including the following: (i) the title of such Warrants; (ii) the aggregate number of such Warrants; (iii) the price or prices at which such Warrants will be issued; (iv) the currency or currencies, including composite currencies, in which the price of such Warrants may be payable; (v) the designation and terms of the Securities (other than Preferred Securities and Common Securities) purchasable upon exercise of such Warrants; (vi) the price at which and the currency or currencies, including composite currencies, in which the Securities (other than Preferred Securities and Common Securities) purchasable upon exercise of such Warrants may be purchased; (vii) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (viii) whether such Warrants will be issued in registered form or bearer form; (ix) if applicable, the minimum or maximum amount of such Warrants which may be exercised at any one time; (x) if applicable, the designation and terms of the Securities (other than Preferred Securities and Common Securities) with which such Warrants are issued and the number of such Warrants issued with each such Security; (xi) if applicable, the date on and after which such Warrants and the related Securities (other than Preferred Securities and Common Securities) will be separately transferable; (xii) information with respect to book-entry procedures, if any; (xiii) if applicable, a discussion of certain United States federal income tax considerations; and (xiv) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

           DESCRIPTION OF PREFERRED SECURITIES OF THE CONSECO TRUSTS

GENERAL

     Each Conseco Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each Conseco Trust authorizes the Regular Trustees of such Conseco Trust to issue on behalf of such Conseco Trust one series of Preferred Securities. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The Property Trustee, an independent trustee, will act as indenture trustee for the Preferred Securities for purposes of compliance with the provisions of the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be established by the Regular Trustees in accordance with the applicable Declaration or as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act. Reference is made to any Prospectus Supplement relating to the Preferred Securities of a Conseco Trust for specific terms of the Preferred Securities, including, to the extent applicable, (i) the distinctive designation of such Preferred Securities, (ii) the number of Preferred Securities issued by such Conseco Trust, (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such Conseco Trust and the date or dates upon which such distributions shall be payable (provided, however, that distributions on such Preferred Securities shall, subject to any deferral provisions, and any provisions for payment of defaulted distributions, be payable on a quarterly basis to holders of such Preferred Securities as of a record date in each quarter during which such Preferred Securities are outstanding), (iv) any right of such Conseco Trust to defer quarterly distributions on the Preferred Securities as a result of an interest deferral right exercised by the Company on the Subordinated Debt Securities held by such Conseco Trust; (v) whether distributions on Preferred Securities shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities shall be cumulative, (vi) the amount or amounts which shall be paid out of the assets of such Conseco Trust to the holders of Preferred Securities upon voluntary or involuntary dissolution, winding-up or termination of such Conseco Trust, (vii) the obligation or option, if any, of such Conseco Trust to purchase or redeem Preferred Securities and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities shall be purchased or redeemed, in whole or in part, pursuant to such obligation or option with such redemption price to be specified in the applicable Prospectus Supplement, (viii) the voting rights, if any, of Preferred Securities in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities as a condition to specified action or amendments to the Declaration, (ix) the terms and conditions, if any, upon which Subordinated Debt Securities held by such Conseco Trust may be distributed to holders of Preferred Securities, and (x) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities consistent with the Declaration or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of Trust Guarantees." The Trust Guarantee issued to each Conseco Trust, when taken together with the Company's back-up undertakings, consisting of its obligations under each Declaration (including the obligation to pay expenses of each Conseco Trust), the Indenture and any applicable supplemental indentures thereto and the Subordinated Debt Securities issued to any Conseco Trust will provide a full and unconditional guarantee by the Company of amounts due on the Preferred Securities issued by each Conseco Trust. Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto and certain proposed tax law changes are described below. See "Description of Preferred Securities -- Proposed Tax Law Changes." The payment terms of the Preferred Securities will be the same as the Subordinated Debt Securities issued to the applicable Conseco Trust by the Company.

     Each Declaration authorizes the Regular Trustees to issue on behalf of the applicable Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be established by the Regular Trustees in accordance with the Declaration or as shall otherwise be set forth therein. The terms of the Common Securities issued by each Conseco Trust will be substantially identical to the terms of the Preferred Securities issued by such Conseco Trust, and the Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that, if an event of default under such Declaration has occurred and is continuing, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Common Securities will also carry the right to vote and to appoint, remove or replace any of the Conseco Trustees of such Conseco Trust. All of the Common Securities of each Conseco Trust will be directly or indirectly owned by the Company.

     The financial statements of any Conseco Trust that issues Preferred Securities will be reflected in the Company's consolidated financial statements with the Preferred Securities shown as Company-obligated mandatorily-redeemable preferred securities of a subsidiary trust under minority interest in consolidated subsidiaries. In a footnote to the Company's audited financial statements there will be included statements that the applicable Conseco Trust is wholly-owned by the Company and that the sole asset of such Conseco Trust is the Subordinated Debentures (indicating the principal amount, interest rate and maturity date thereof).

PROPOSED TAX LAW CHANGES

     On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill"), the revenue portion of President Clinton's budget proposal, was released. The Bill would, among other things, generally deny interest deductions for interest on an instrument, issued by a corporation, that has a maximum weighted average maturity of more than 40 years. The Bill would also generally deny interest deductions for interest on an instrument, issued by a corporation, that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. The above-described provisions of the Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action. In addition, subsequent to the publication of the joint statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles
B. Rangel wrote letters to Treasury Department officials concurring with the views expressed in the joint statement. If either of the provisions of the Bill described above were to apply to the Subordinated Debt Securities held by a Conseco Trust, the Company would be unable to deduct interest on the Subordinated Debt Securities held by such Conseco Trust. There can be no assurance that current or future legislative proposals or final legislation will not affect the ability of the Company to deduct interest on the Subordinated Debt Securities held by a Conseco Trust. The Prospectus Supplement relating to any offering of Preferred Securities will describe any additional material developments with respect to the Bill and will further describe whether the inability of the Company to deduct interest on the Subordinated Debt Securities will give rise to a right on the part of the Company to redeem the Subordinated Debt Securities.

                        DESCRIPTION OF TRUST GUARANTEES

     Set forth below is a summary of information concerning the Trust Guarantees that will be executed and delivered by the Company for the benefit of the holders, from time to time, of Preferred Securities. Each Trust Guarantee will be qualified as an indenture under the Trust Indenture Act. Fleet National Bank will act as independent indenture trustee for Trust Indenture Act purposes under each Trust Guarantee (the "Preferred Securities Guarantee Trustee"). The terms of each Trust Guarantee will be those set forth in such Trust Guarantee and those made part of such Trust Guarantee by the Trust Indenture Act. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the form of Trust Guarantee, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, and the Trust Indenture Act. Each Trust Guarantee will be held by the Preferred Securities Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable Conseco Trust.

GENERAL

     Pursuant to each Trust Guarantee, the Company will agree, to the extent set forth therein, to pay in full to the holders of the Preferred Securities, the Guarantee Payments (as defined below) (except to the extent paid by such Conseco Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such Conseco Trust may have or assert. The following payments or distributions with respect to the Preferred Securities (the "Guarantee Payments"), to the extent not paid by such Conseco Trust, will be subject to the Trust Guarantee (without duplication): (i) any accrued and unpaid distributions that are required to be paid on such Preferred Securities, to the extent such Conseco Trust shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid distributions to the date of redemption (the "Redemption Price"), to the extent such Conseco Trust has funds available therefor, with respect to any Preferred Securities called for redemption by such Conseco Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such Conseco Trust (other than in connection with such distribution of Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities upon maturity or redemption of the Subordinated Debt Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent such Conseco Trust has funds available therefor or (b) the amount of assets of such Conseco Trust remaining for distribution to holders of such Preferred Securities in liquidation of such Conseco Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the applicable Conseco Trust to pay such amounts to such holders.

     Each Trust Guarantee will not apply to any payment of distributions except to the extent the applicable Conseco Trust shall have funds available therefor. If the Company does not make interest or principal payments on the Subordinated Debt Securities purchased by such Conseco Trust, such Conseco Trust will not pay distributions on the Preferred Securities issued by such Conseco Trust and will not have funds available therefore.

     The Company has also agreed to guarantee the obligations of each Conseco Trust with respect to the Common Securities (the "Common Guarantee") issued by such Conseco Trust to the same extent as the Trust Guarantee, except that, if an Event of Default under the Subordinated Indenture has occurred and is continuing, holders of Preferred Securities under the Trust Guarantee shall have priority over holders of the Common Securities under the Trust Common Guarantee with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY

     In each Trust Guarantee, the Company will covenant that, so long as any Preferred Securities issued by the applicable Conseco Trust remain outstanding, if there shall have occurred any event of default under such Trust Guarantee or under the Declaration of such Conseco Trust, then (a) the Company will not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock; (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to the Subordinated Debt Securities issued to the applicable Conseco Trust and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to a Trust Guarantee); provided, however, that the Company may (i) declare and pay a stock dividend where the dividend stock is the same stock as that on which the dividend is being paid and
(ii) purchase or acquire shares of Company Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans.

MODIFICATION OF THE TRUST GUARANTEES; ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no consent of such holders will be required), each Trust Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities of such Conseco Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be set forth in accompanying Prospectus Supplement. All guarantees and agreements contained in a Trust Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities of the applicable Conseco Trust then outstanding.

EVENTS OF DEFAULT

     An event of default under a Trust Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in liquidation amount of the Preferred Securities to which such Trust Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Securities Guarantee Trustee in respect of such Trust Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Securities Guarantee Trustee under such Trust Guarantee.

     If the Preferred Securities Guarantee Trustee fails to enforce such Trust Guarantee, any record holder of Preferred Securities to which such Trust Guarantee relates may institute a legal proceeding directly against the Company to enforce the Preferred Securities Guarantee Trustee's rights under such Trust Guarantee without first instituting a legal proceeding against the applicable Conseco Trust, the Preferred Securities Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a Guarantee Payment under a Trust Guarantee, a record holder of Preferred Securities to which such Trust Guarantee relates may directly institute a proceeding against the Company for enforcement of such Trust Guarantee for such payment to the record holder of the Preferred Securities to which such Trust Guarantee relates of the principal of or interest on the applicable Subordinated Debt Securities on or after the respective due dates specified in the Subordinated Debt Securities, and the amount of the payment will be based on the holder's pro rata share of the amount due and owing on all of the Preferred Securities to which such Trust Guarantee relates. The Company has waived any right or remedy to require that any action be brought first against the applicable Conseco Trust or any other person or entity before proceeding directly against the Company. The record holder in the case of the issuance of one or more global Preferred Securities certificates will be The Depository Trust Company acting at the direction of the beneficial owners of the Preferred Securities.

     The Company will be required to provide annually to the Preferred Securities Guarantee Trustee a statement as to the performance by the Company of certain of its obligations under each outstanding Trust Guarantee and as to any default in such performance.

INFORMATION CONCERNING THE PREFERRED SECURITIES GUARANTEE TRUSTEE

     The Preferred Securities Guarantee Trustee, prior to the occurrence of a default to a Trust Guarantee, undertakes to perform only such duties as are specifically set forth in such Trust Guarantee and, after default with respect to such Trust Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Preferred Securities Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Trust Guarantee at the request of any holder of Preferred Securities to which such Trust Guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION

     Each Trust Guarantee will terminate as to the Preferred Securities issued by the applicable Conseco Trust upon full payment of the Redemption Price of all Preferred Securities of such Conseco Trust, upon distribution of the Subordinated Debt Securities held by such Conseco Trust to the holders of all of the Preferred Securities of such Conseco Trust or upon full payment of the amounts payable in accordance with the Declaration of such Conseco Trust upon liquidation of such Conseco Trust. Each Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable Conseco Trust must restore payment of any sums paid under such Preferred Securities or such Trust Guarantee.

STATUS OF THE TRUST GUARANTEES

     The Trust Guarantees will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, including the Subordinated Debt Securities, except those liabilities of the Company made pari passu or subordinate by their terms,
(ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company and (iii) senior to the Company's Common Stock. The terms of the Preferred Securities provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Trust Guarantee relating thereto.

     Each Trust Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under such Trust Guarantee without instituting a legal proceeding against any other person or entity).

GOVERNING LAW

     The Trust Guarantees will be governed by and construed in accordance with the law of the State of New York.

                              PLAN OF DISTRIBUTION

     The Company and/or any Conseco Trust may sell any of the Securities being offered hereby in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; or (iv) directly to purchasers.

     The Prospectus Supplement with respect to the Securities will set forth the terms of the offering of the Securities, including the name or names of any underwriters, dealers or agents; the purchase price of the Securities and the proceeds to the Company and/or a Conseco Trust from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Offers to purchase Securities may be solicited by agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company and/or the applicable Conseco Trust to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold.

     If Securities are sold by means of an underwritten offering, the Company and/or the applicable Conseco Trust will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public. If underwriters are utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the Securities, unless otherwise indicated in the Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of Securities will be obligated to purchase all such Securities of a series if any are purchased.

     If a dealer is utilized in the sales of the Securities in respect of which this Prospectus is delivered, the Company and/or the applicable Conseco Trust will sell such Securities to the dealer as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Offers to purchase Securities may be solicited directly by the Company and/or the applicable Conseco Trust and the sale thereof may be made by the Company and/or the applicable Conseco Trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     Agents, underwriters and dealers may be entitled under relevant agreements to indemnification or contribution by the Company and/or the applicable Conseco Trust against certain liabilities, including liabilities under the Securities Act.

     Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, the Company and its subsidiaries in the ordinary course of business.

     Securities may also be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company and/or the applicable Conseco Trust. Any remarketing firm will be identified and the terms of its agreement, if any, with its compensation will be described in the applicable Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the Securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with the Company and/or the applicable Conseco Trust to indemnification or contribution by the Company and/or the applicable Conseco Trust against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for Conseco and its subsidiaries in the ordinary course of business.

     If so indicated in the applicable Prospectus Supplement, the Company and/or the applicable Conseco Trust may authorize agents, underwriters or dealers to solicit offers by certain types of institutions to purchase Securities from the Company and/or the applicable Conseco Trust at the public offering prices set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on a specified date or dates in the future. A commission indicated in the applicable Prospectus Supplement will be paid to underwriters, dealers and agents soliciting purchases of Securities pursuant to Contracts accepted by the Company and/or the applicable Conseco Trust.

                                 LEGAL MATTERS

     Unless otherwise indicated in the applicable Prospectus Supplement, the legal validity of Securities (other than the Preferred Securities) will be passed upon for the Company by Lawrence W. Inlow, Executive Vice President, Secretary and General Counsel of the Company. Mr. Inlow is a full-time employee and an officer of the Company and owns 808,374 shares and holds options to purchase 1,406,900 shares of Company common stock.

     Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon for the Conseco Trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware Counsel to the Conseco Trusts. Certain United States Federal income taxation matters will be passed upon for the Company and the Conseco Trusts by Locke Reynolds Boyd & Weisell, Indianapolis, Indiana, special tax counsel to the Company and the Conseco Trusts.

                                    EXPERTS

     The consolidated financial statements and schedules of the Company as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995 incorporated by reference in this Prospectus, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their reports thereon included therein and are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

             ======================================================

     NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                                          PAGE
                                          ----
             PROSPECTUS SUPPLEMENT
Risk Factors............................     S-4
Conseco Financing Trust III.............     S-9
Capitalization..........................    S-10
Ratios of Earnings to Fixed Charges,
  Earnings to Fixed Charges and
  Preferred Stock Dividends and Earnings
  to Fixed Charges, Preferred Stock
  Dividends and Distributions on
  Company-obligated Mandatorily
  Redeemable Preferred Securities of
  Subsidiary Trusts.....................    S-11
Use of Proceeds.........................    S-11
Selected Historical Financial
  Information of Conseco................    S-12
The Company.............................    S-14
Description of the Capital Securities...    S-16
Description of the Subordinated
  Debentures............................    S-26
Description of the Trust Guarantee......    S-32
Effect of Obligations Under the
  Subordinated Debentures and the Trust
  Guarantee.............................    S-33
United States Federal Income Taxation...    S-34
ERISA Considerations....................    S-38
Underwriting............................    S-38
Legal Matters...........................    S-39
Experts.................................    S-39
                   PROSPECTUS
Available Information...................       3
Incorporation of Certain Documents by
  Reference.............................       4
The Company.............................       5
The Conseco Trusts......................       5
Use of Proceeds.........................       6
Ratios of Earnings to Fixed Charges and
  Earnings to Fixed Charges and
  Preferred Stock Dividends.............       6
Description of Debt Securities..........       6
Description of Capital Stock............      14
Description of Depositary Shares........      18
Description of Warrants.................      21
Description of Preferred Securities of
  the Conseco Trusts....................      22
Description of the Trust Guarantees.....      24
Plan of Distribution....................      26
Legal Matters...........................      28
Experts.................................      28

             ======================================================
             ======================================================

                                  $300,000,000

                               CONSECO FINANCING
                                   TRUST III

                           8.796% CAPITAL SECURITIES

         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                                  CONSECO LOGO
                -----------------------------------------------
                             PROSPECTUS SUPPLEMENT
                -----------------------------------------------
                          DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION

                              SALOMON BROTHERS INC
                                 MARCH 26, 1997

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